                                   Filed Pursuant to Rule 424(b)(3)
                                   Registration File No. 333-43173

Prospectus Supplement to Prospectus Dated September 17, 1998

CHASE CREDIT CARD MASTER TRUST
(FORMERLY KNOWN AS CHEMICAL MASTER CREDIT CARD TRUST I)

$704,166,000

$650,000,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-5 $54,166,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-5

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Transferor

THE CHASE MANHATTAN BANK
Servicer

Each Class A Floating Rate Asset Backed Certificate, Series 1998-5 (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate, Series 1998-5 (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates" or the "Series 1998-5 Certificates") will represent the right to receive certain payments from the Chase Credit Card Master Trust (formerly known as Chemical Master Credit Card Trust I) (the "Trust"), created pursuant to a Pooling and Servicing Agreement among the Transferor (as defined herein), The Chase Manhattan Bank ("CMB"), as servicer, and The Bank of New York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard and VISA revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and the right to receive Interchange and Recoveries allocable to the Certificates, as described herein. In addition, the Collateral Interest (as defined herein), which is not offered hereby, will be issued in the initial amount of $69,643,524 and will be subordinated to the Certificates as described herein. Chase Manhattan Bank USA, National Association ("Chase USA" or the "Bank") initially will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust from time to time and will service the Receivables. Chase USA may from time to time offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, and may establish other trusts from time to time having assets substantially similar to the assets of the Trust.
                                                        [Continued on next page]

There currently is no secondary market for the Certificates, and there is no assurance that one will develop.

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-18 HEREIN AND PAGE 21 IN THE PROSPECTUS.
--------------------------------------------------------------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF CHASE USA, CMB OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                            PRICE TO                  UNDERWRITING              PROCEEDS TO
                            PUBLIC (1)                DISCOUNTS                 TRANSFEROR (1)(2)
  PER CLASS A
    CERTIFICATE...........          100.000%                   0.275%                    99.725%
  PER CLASS B
    CERTIFICATE...........          100.000%                   0.300%                    99.700%
  TOTAL...................    $  704,166,000             $  1,949,998             $  702,216,002

(1) Plus accrued interest, if any, at the Class A Certificate Rate or the
    Class B Certificate Rate, as applicable, from September 24, 1998.
(2) Before deduction of expenses estimated to be $670,467.
--------------------------------------------------------------------------------

This Prospectus Supplement and the Prospectus may be used by Chase Securities Inc., an affiliate of the Transferor and a subsidiary of The Chase Manhattan Corporation, in connection with offers and sales related to market-making transactions in the Certificates. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about September 24, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

Underwriters of the Class A Certificates

CHASE SECURITIES INC.
          BEAR, STEARNS & CO. INC.
                             CREDIT SUISSE FIRST BOSTON
                                              PRUDENTIAL SECURITIES INCORPORATED

Underwriter of the Class B Certificates

CHASE SECURITIES INC.

The date of this Prospectus Supplement is September 17, 1998.

(continued from previous page)

     Interest will accrue on the Class A Certificates from September 24, 1998 (the "Closing Date") through November 15, 1998, and with respect to each Interest Period (as defined herein) thereafter, at the rate of 0.16% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to such period (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date through November 15, 1998 and with respect to each Interest Period thereafter, at the rate of 0.36% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate"). The initial LIBOR Determination Date is September 22, 1998. Interest with respect to the Certificates will be distributed on November 16, 1998 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on the September 2003 Distribution Date (the
"Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on the October 2003 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations."

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

     Application will be made to list the Certificates on the Luxembourg Stock Exchange.
--------------------------------------------------------------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
--------------------------------------------------------------------------------

     The Certificates offered hereby constitute a separate Series of certificates being offered by the Transferor from time to time pursuant to its Prospectus dated September 17, 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               OTHER INFORMATION

     The distribution of this Prospectus Supplement and Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus Supplement and Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.

     The Bank has taken all reasonable care to ensure that the information contained in this Prospectus Supplement and Prospectus in relation to the Bank and the Certificates is true and accurate in all material respects and that in relation to the Bank and the Certificates there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Bank accepts responsibility accordingly.

     As used in this Prospectus Supplement and Prospectus, all references to "dollars" and "$" refer to United States dollars.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" and the "Index of Terms for Prospectus."

TYPE OF SECURITIES........................  Class A Floating Rate Asset Backed Certificates, Series 1998-5 (the
                                              "Class A Certificates") and Class B Floating Rate Asset Backed
                                              Certificates, Series 1998-5 (the "Class B Certificates," and
                                              together with the Class A Certificates, the "Certificates" or the
                                              "Series 1998-5 Certificates").

TRUST.....................................  Chase Credit Card Master Trust (formerly known as Chemical Master
                                              Credit Card Trust I) (the "Trust") was formed pursuant to a pooling and servicing agreement (as the same may be amended from time to time, the "Agreement"), among the Transferor, The Chase Manhattan
                                              Bank ("CMB"), as servicer of the Receivables, and The Bank of New
                                              York, as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "Series 1998-5 Supplement") (the
                                              term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1998-5 Supplement). The
                                              "Transferor" means (a) with respect to the period prior to June 1,
                                              1996, CMB (formerly known as Chemical Bank) and (b) with respect to the period beginning on June 1, 1996, Chase USA. As used in this
                                              Prospectus Supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders"
                                              refers to holders of the Class A Certificates and the term
                                              "Class B Certificateholders" refers to holders of the Class B
                                              Certificates.

THE TRUST ASSETS..........................  The property of the Trust includes receivables (the "Receivables")
                                              arising under certain MasterCard(Registered) and VISA(Registered)1 revolving credit card accounts (the "Accounts") selected by the
                                              Bank from the portfolio of MasterCard and VISA accounts owned by the Transferor, all monies due or to become due in payment of the
                                              Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, the right to receive Interchange and Recoveries allocable to the Trust and all monies on deposit in certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise specified herein), and any Enhancement issued with respect to any Series. The
                                              Certificateholders will not be entitled to the benefits of any
                                              Enhancement issued with respect to any Series other than
                                              Series 1998-5, and the holders of certificates of other Series will not be entitled to the benefits of any Enhancement issued with respect to Series 1998-5.

                                            The Transferor has conveyed to the Trustee for the benefit of the
                                              Trust all Receivables existing under certain Accounts that were selected by the Bank from the Chemical Bank Portfolio based on

------------------
1 MasterCard(Registered) and VISA(Registered) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

                                              criteria provided in the Agreement as applied on September 27,
                                              1995 (the "Cut-Off Date") and has conveyed and will convey to the
                                              Trustee all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. Since the Cut-
                                              Off Date, the Transferor has conveyed to the Trustee for the benefit of the Trust the Receivables in certain Additional Accounts in accordance with the provisions of the Agreement, including certain Receivables in Accounts from the Chase Portfolio. In addition, pursuant to the Agreement, the Bank may or may be obligated to (subject to certain limitations and conditions)
                                              designate other Additional Accounts for inclusion in the Trust.
                                              Also, the Agreement provides that in lieu of Additional Accounts or in addition thereto, the Bank may, subject to certain conditions, include Participations in the Trust. See "The Receivables" herein and "Description of the Certificates--Addition of Trust Assets" in
                                              the Prospectus.

CERTIFICATE INTEREST AND PRINCIPAL........  Each of the Certificates offered hereby represents the right to receive certain payments from the assets of the Trust. The Trust's assets will be allocated among the Class A Certificateholders (the
                                              "Class A Investor Interest"), the Class B Certificateholders (the
                                              "Class B Investor Interest"), the Collateral Interest Holder (the
                                              "Collateral Interest," and together with the Class A Investor
                                              Interest and the Class B Investor Interest, the "Investor
                                              Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Transferor (the "Transferor
                                              Interest"), as described below. The Collateral Interest in the initial amount of $69,643,524 (which amount represents 9% of the amount of the initial Investor Interest) constitutes Credit
                                              Enhancement for the Certificates. The provider of such Credit
                                              Enhancement is referred to herein as the "Collateral Interest
                                              Holder." Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of
                                              Certificates. The Transferor Interest will represent the right to the assets of the Trust not allocated to the Class A Investor
                                              Interest, the Class B Investor Interest, the Collateral Interest or
                                              the holders of other undivided interests in the Trust. The principal amount of the Transferor Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                                            The Class A Certificates will represent the right to receive from the assets of the Trust allocated to the Class A Certificates funds up to (but not in excess of) the amounts required to make
                                              (a) payments of interest accruing from September 24, 1998 (the
                                              "Closing Date") through November 15, 1998 and with respect to each
                                              Interest Period thereafter, at the rate of 0.16% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the
                                              "Class A Certificate Rate") and (b) payments of principal on the
                                              Class A Scheduled Payment Date or, under certain limited
                                              circumstances, during the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may

                                              be less than the unpaid principal balance of the Class A
                                              Certificates in certain circumstances described herein.

                                            The Class B Certificates will represent the right to receive, from the assets of the Trust allocated to the Class B Certificates, funds up to (but not in excess of) the amounts required to make
                                              (a) payments of interest accruing from the Closing Date through
                                              November 15, 1998 and with respect to each Interest Period thereafter, at a rate of 0.36% per annum above LIBOR, determined as described herein, prevailing on the related LIBOR Determination
                                              Date (such rate, the "Class B Certificate Rate") and (b) payments of principal on the Class B Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization
                                              Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B
                                              Certificates in certain circumstances described herein. No principal will be paid to the Class B Certificateholders until the
                                              Class A Investor Interest is paid in full. See "Description of the
                                              Certificates--Subordination."

                                            The aggregate principal amount of the Class A Investor Interest and the Class B Investor Interest will, except as otherwise provided herein, remain fixed at $650,000,000 and $54,166,000, respectively.
                                              The Class A Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B
                                              Investor Interest and the Collateral Interest are zero. The
                                              Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal
                                              Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and
                                              (b) the allocation to the Class B Investor Interest of certain
                                              Default Amounts, including such amounts otherwise allocable to the
                                              Class A Investor Interest when the Collateral Interest is zero.
                                              During the Controlled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and Default
                                              Amounts with respect to each Monthly Period, the Class A Investor
                                              Interest will be further reduced by the amount on deposit in the
                                              Principal Funding Account from time to time (as so reduced, the
                                              "Class A Adjusted Investor Interest" and together with the Class B
                                              Investor Interest and the Collateral Interest, the "Adjusted
                                              Investor Interest").

                                            The Class A Certificates, the Class B Certificates and the Collateral
                                              Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement)
                                              varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of Default Amounts during each calendar month (a "Monthly Period").
                                              Collections of Finance Charge Receivables and Default Amounts at
                                              all times, and collections of Principal Receivables during the
                                              Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest
                                              and the Collateral Interest based on the

                                              Class A Floating Allocation, the Class B Floating Allocation and
                                              the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid
                                              Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B
                                              Investor Interest and the Collateral Interest based on the Class A
                                              Fixed Allocation, the Class B Fixed Allocation and the Collateral
                                              Fixed Allocation, respectively. See "Description of the
                                              Certificates--Allocation Percentages" and "--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the
                                              Prospectus.

                                            The Transferor initially will own the Transferor Interest. The
                                              Transferor may tender the certificate that represents the
                                              Transferor Interest (the "Transferor Certificate") or, if provided in the relevant Series Supplement, certificates of any Series and the Transferor Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new
                                              Series, as described in "Description of the Certificates--
                                              Exchanges" in the Prospectus. The certificates of any new Series will be issued pursuant to the Agreement and a related Series
                                              Supplement. See "Description of the Certificates" herein and in the
                                              Prospectus.

                                            The final distribution of principal and interest on the Certificates will be made no later than the January 2006 Distribution Date in the manner provided in "Description of the Certificates--Final
                                              Payment of Principal; Termination" in the Prospectus.
                                              Series 1998-5 will terminate on the earliest to occur of (a) the
                                              Distribution Date on which the Investor Interest is paid in full,
                                              (b) the January 2006 Distribution Date or (c) the Trust Termination
                                              Date (such earliest to occur, the "Series 1998-5 Termination
                                              Date"). After the Series 1998-5 Termination Date, the Trust will have no further obligation to pay principal or interest on the
                                              Certificates.

OTHER SERIES..............................  The Trust has previously issued seventeen other Series. See
                                              "Annex I: Other Series" for a summary of the terms of these other
                                              Series. Additional Series are expected to be issued from time to time by the Trust. See "Description of the Certificates--
                                              Exchanges" in the Prospectus.

RECEIVABLES...............................  The Receivables arise in Accounts that have been selected by the
                                              Transferor from the Bank Portfolio. The Receivables consist of
                                              Principal Receivables and Finance Charge Receivables. In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts, and Recoveries, will be allocated to the Certificates and treated as Finance Charge
                                              Receivables. See "Chase USA's Credit Card Portfolio--Interchange"
                                              and "--Recoveries" herein and "Chase USA's Credit Card
                                              Activities--Interchange" and "--Collection of Delinquent Accounts"
                                              in the Prospectus.

                                            The aggregate amount of Receivables in the Accounts as of the beginning of the day on July 1, 1998 was approximately

                                              $15.9 billion comprised of approximately $15.5 billion of Principal
                                              Receivables and approximately $0.4 billion of Finance Charge
                                              Receivables. The amount of Finance Charge Receivables will not affect the amount of the Investor Interest represented by the
                                              Certificates and the Collateral Interest or the amount of the
                                              Transferor Interest, all of which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate interest in the Principal Receivables in the Trust evidenced by the
                                              Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of
                                              Principal Receivables in the Trust at any time.

DENOMINATIONS.............................  Beneficial interests in the Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

REGISTRATION OF CERTIFICATES..............  The Certificates initially will be represented by certificates registered in the name of Cede, as the nominee of DTC. No
                                              Certificate Owner will be entitled to receive a Definitive
                                              Certificate, except under the limited circumstances described in the Prospectus. Certificateholders may elect to hold their
                                              Certificates through DTC (in the United States) or Cedel or
                                              Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein and in the
                                              Prospectus. See "Description of the Certificates--General,"
                                              "--Book-Entry Registration" and "--Definitive Certificates" in the
                                              Prospectus.

SERVICING FEE.............................  The Servicer will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. On each Transfer Date,
                                              Servicer Interchange with respect to the related Monthly Period will be paid to the Servicer in respect of the Investor Servicing
                                              Fee. In addition, the Class A Servicing Fee, the Class B Servicing
                                              Fee and the Collateral Interest Servicing Fee will be paid on each
                                              Transfer Date as described under "Description of the
                                              Certificates--Servicing Compensation and Payment of Expenses." See
                                              also "Description of the Certificates--Servicing Compensation and
                                              Payment of Expenses" in the Prospectus.

INTEREST..................................  Interest on the Certificates for each Interest Period will be distributed on November 16, 1998, and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to (a) with respect to the Class A Certificates, the product of (i) the actual number of days in the related Interest Period divided by 360, (ii) the Class A Certificate Rate and (iii) the
                                              outstanding principal balance of the Class A Certificates as of the preceding Record Date and (b) with respect to the Class B
                                              Certificates, the product of (i) the actual number of days in the related Interest Period divided by 360, (ii) the Class B
                                              Certificate Rate and (iii) the outstanding principal balance of the
                                              Class B Certificates as of the preceding Record Date. Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable
                                              Certificate Rate plus 2% per annum (such amount, as applicable,
                                              "Additional Interest").

                                            The "Interest Period" with respect to any Distribution Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the period from and including the
                                              Closing Date through November 15, 1998. Interest payments on each
                                              Distribution Date will be funded from the portion of Finance Charge
                                              Receivables collected during the preceding Monthly Period (or with respect to the first Distribution Date, from and including the
                                              Closing Date through October 31, 1998) and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest, and, if necessary, from Excess
                                              Spread and Reallocated Principal Collections (to the extent available), (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess
                                              Spread and Reallocated Collateral Principal Collections (to the
                                              extent available) and (c) with respect to the Collateral Interest, from Excess Spread. See "Description of the
                                              Certificates--Reallocation of Cash Flows" and "--Application of
                                              Collections--Payment of Interest, Fees and Other Items" herein and
                                              "Credit Enhancement" in the Prospectus.

REVOLVING PERIOD..........................  The "Revolving Period" with respect to the Certificates means the period from and including the Closing Date to, but not including, the earlier of (a) the commencement of the Controlled Accumulation
                                              Period and (b) the commencement of the Rapid Amortization Period.
                                              The controlled accumulation period with respect to the Certificates
                                              (the "Controlled Accumulation Period") is scheduled to begin at the close of business on the last day of the August 2002 Monthly
                                              Period. Subject to the conditions set forth under "Description of the Certificates--Postponement of Controlled Accumulation Period,"
                                              the day on which the Revolving Period ends and the Controlled
                                              Accumulation Period begins may be delayed to no later than the close of business on the last day of the July 2003 Monthly Period.
                                              During the Revolving Period, Available Investor Principal
                                              Collections otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the
                                              Required Collateral Interest has occurred, be treated as Shared
                                              Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor Certificate or deposited into an excess funding account (the "Excess Funding
                                              Account"). See "Description of the Certificates--Principal
                                              Payments." See "Description of the Certificates--Pay Out Events"
                                              for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled
                                              Accumulation Period.

CONTROLLED ACCUMULATION PERIOD............  Unless a Pay Out Event has occurred, the Controlled Accumulation
                                              Period will end on the earliest of (i) the commencement of the
                                              Rapid Amortization Period, (ii) payment of the Investor Interest in full and (iii) the Series 1998-5 Termination Date. During the
                                              Controlled Accumulation Period, prior to the payment of the

                                              Class A Investor Interest in full, an amount equal to the least of
                                              (a) Available Investor Principal Collections for the related
                                              Monthly Period, (b) the sum of the Controlled Accumulation Amount
                                              for such Monthly Period and the Accumulation Shortfall, if any
                                              (such sum, the "Controlled Deposit Amount" for such Monthly Period)
                                              and (c) the Class A Adjusted Investor Interest on such Transfer
                                              Date will be deposited monthly in a trust account established by the Trustee at the direction of the Servicer (the "Principal
                                              Funding Account") on each Transfer Date beginning with the Transfer
                                              Date in the month following the commencement of the Controlled
                                              Accumulation Period until the Principal Funding Account Balance is equal to the Class A Investor Interest. On each Transfer Date during the Controlled Accumulation Period after the Distribution
                                              Date on which the Class A Investor Interest has been paid in full and not earlier than the Transfer Date preceding the Class B
                                              Scheduled Payment Date, an amount equal to the lesser of
                                              (a) Available Investor Principal Collections for the related
                                              Monthly Period and (b) the Class B Investor Interest on such
                                              Transfer Date will be deposited into the Distribution Account for distribution to the Class B Certificateholders until the Class B
                                              Investor Interest has been paid in full. If, for any Monthly
                                              Period, the Available Investor Principal Collections for such
                                              Monthly Period exceed the applicable Controlled Deposit Amount, the amount of such excess will be first paid to the Collateral Interest
                                              Holder to the extent that the Collateral Interest exceeds the
                                              Required Collateral Interest and then will be treated as Shared
                                              Principal Collections and allocated to the holders of other Series of certificates within Group I issued and outstanding or, subject to certain limitations, paid to the holder of the Transferor
                                              Certificate or deposited into the Excess Funding Account. If, for any Monthly Period, the Available Investor Principal Collections
                                              for such Monthly Period are less than the applicable Controlled
                                              Deposit Amount, the amount of such deficiency will be the
                                              applicable "Accumulation Shortfall" for the succeeding Monthly
                                              Period. See "Description of the Certificates--Application of
                                              Collections."

                                            Unless a Pay Out Event shall have occurred, prior to the payment of the Class A Investor Interest in full, all funds on deposit in the
                                              Principal Funding Account will be invested at the direction of the
                                              Servicer by the Trustee in certain Permitted Investments.
                                              Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal
                                              Funding Investment Proceeds") during the Controlled Accumulation
                                              Period will be applied as Class A Available Funds. If, for any
                                              Transfer Date, the Principal Funding Investment Proceeds are less than an amount equal to the product of (a) the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and
                                              (ii) the Class A Certificate Rate in effect with respect to such
                                              Interest Period and (b) the Principal Funding Account Balance as of
                                              the Record Date preceding such Transfer Date (the "Class A Covered
                                              Amount"), the amount of such deficiency (the "Class A Principal
                                              Funding Investment

                                              Shortfall") shall be withdrawn, to the extent available, from the
                                              Reserve Account and applied as Class A Available Funds and, if necessary, paid from Excess Spread and Reallocated Principal
                                              Collections.

                                            Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A
                                              Investor Interest on the Class A Scheduled Payment Date. If the
                                              aggregate principal amount of deposits made to the Principal
                                              Funding Account is insufficient to pay the Class A Investor
                                              Interest in full on the Class A Scheduled Payment Date, the Rapid
                                              Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the
                                              Class A Certificateholders on the Class A Scheduled Payment Date,
                                              no assurance can be given in that regard. See "Risk
                                              Factors--Certificate Rating" and "Maturity Considerations" herein and "Risk Factors--Certificate Rating" and "Maturity Assumptions"
                                              in the Prospectus.

                                            On the Class B Scheduled Payment Date, provided that the Class A
                                              Investor Interest is paid in full on the Class A Scheduled Payment
                                              Date and the Rapid Amortization Period has not commenced, Available
                                              Investor Principal Collections will be used to pay the Class B
                                              Certificateholders in respect of the Class B Investor Interest as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period
                                              will commence as described below. Although it is anticipated that scheduled principal will be available for distribution to the
                                              Class B Certificateholders on the Class B Scheduled Payment Date,
                                              no assurance can be given in that regard. See "Risk Factors--
                                              Certificate Rating" and "Maturity Considerations" herein and
                                              "Risk Factors--Certificate Rating" and "Maturity Assumptions"
                                              in the Prospectus.

                                            If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the
                                              Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period.

                                            Other Series offered by the Trust may or may not have amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period.
                                              Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series

                                              may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates--Exchanges" in
                                              the Prospectus for a discussion of the potential terms of any other
                                              Series.

                                            The terms of any Companion Series issued by the Trust may have an impact on the timing or amount of payments received by a
                                              Certificateholder. In particular, the denominator of the Fixed
                                              Investor Percentage may be increased upon the occurrence of a Pay
                                              Out Event with respect to such a Companion Series resulting in a possible reduction of the percentage of collections of Principal
                                              Receivables allocated to Series 1998-5 if such event allowed the payment of principal at such time to the Companion Series and required reliance by Series 1998-5 on clause (y) of the denominator of the Fixed Investor Percentage for Series 1998-5. See
                                              "Description of the Certificates--Allocation Percentages" and
                                              "--Companion Series" herein, and "Risk Factors--Master Trust
                                              Considerations" in the Prospectus.

RAPID AMORTIZATION PERIOD.................  During the period beginning on the first day on which a Pay Out Event has occurred and ending on the earlier of (a) the payment of the
                                              Investor Interest in full and (b) the Series 1998-5 Termination
                                              Date (the "Rapid Amortization Period"), Available Investor
                                              Principal Collections will be applied to the payment of principal on the Certificates and will be distributed monthly on each
                                              Distribution Date to the Class A Certificateholders and, following payment of the Class A Investor Interest in full, to the Class B
                                              Certificateholders and, following payment of the Class B Investor
                                              Interest in full, to the Collateral Interest Holder beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the
                                              Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period.

SUBORDINATION OF THE CLASS B
  CERTIFICATES AND THE COLLATERAL
  INTEREST................................  The Class B Certificates and the Collateral Interest will be subordinated, as described herein, to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. If the
                                              Collateral Interest is reduced to zero, the Class B
                                              Certificateholders will bear directly the credit and other risks associated with their interest in the Trust and thus will be more likely to suffer a loss. To the extent the Class B Investor
                                              Interest is reduced, the percentage of collections of Finance
                                              Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Such reductions of the
                                              Class B Investor Interest will thereafter be reimbursed and the
                                              Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. To the extent the amount of such reduction in the
                                              Class B Investor Interest is not reimbursed, the amount of principal and interest

                                              distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the
                                              Class A Investor Interest is paid in full. See "Description of the
                                              Certificates--Subordination" herein and "Risk Factors--Effect of
                                              Subordination" in the Prospectus.

ADDITIONAL AMOUNTS AVAILABLE TO
  CERTIFICATEHOLDERS......................  With respect to any Transfer Date, Excess Spread will be applied to fund the Class A Required Amount and the Class B Required Amount,
                                              if any. The "Class A Required Amount" means the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related
                                              Distribution Date and any overdue Class A Monthly Interest and
                                              Class A Additional Interest thereon, (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing
                                              Fee and (c) the Class A Investor Default Amount, if any, for the
                                              related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required Amount" means the amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related
                                              Distribution Date and any overdue Class B Monthly Interest and
                                              Class B Additional Interest thereon and (ii) the Class B Servicing
                                              Fee for the related Monthly Period and any overdue Class B
                                              Servicing Fee exceeds the Class B Available Funds for the related
                                              Monthly Period and (b) the Class B Investor Default Amount, if any,
                                              for the related Monthly Period. The "Required Amount" for any
                                              Monthly Period shall mean the sum of (a) the Class A Required
                                              Amount and (b) the Class B Required Amount, each for such Monthly
                                              Period. "Excess Spread" for any Transfer Date will equal the sum of
                                              (a) the excess of (i) Class A Available Funds for the related
                                              Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required
                                              Amount" above, (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a) (i) and (a) (ii) in the definition of
                                              "Class B Required Amount" above and (c) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein.

                                            If, on any Transfer Date, Excess Spread is less than the Class A
                                              Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor
                                              Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated
                                              Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated
                                              Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A
                                              Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be

                                              reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any
                                              Reallocated Class B Principal Collections on such Transfer Date)
                                              will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly
                                              Period over the amount of such reduction, if any, of the Collateral
                                              Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the
                                              Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor
                                              Interest with respect to such Monthly Period) (such reduction, a
                                              "Class A Investor Charge-Off"). If the Collateral Interest and the
                                              Class B Investor Interest are reduced to zero, the Class A
                                              Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See
                                              "Description of the Certificates--Reallocation of Cash Flows" and
                                              "--Defaulted Receivables; Investor Charge-Offs."

                                            If, on any Transfer Date, Excess Spread not required to pay the
                                              Class A Required Amount and to reimburse Class A Investor
                                              Charge-Offs is less than the Class B Required Amount, Reallocated
                                              Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required
                                              Amount will be used to fund the remaining Class B Required Amount.
                                              If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated
                                              Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B
                                              Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the
                                              Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default
                                              Amount for such Monthly Period over such reduction in the
                                              Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor
                                              Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A
                                              Certificates and the Class B Certificates will be decreased. See
                                              "Description of the Certificates--Reallocation of Cash Flows" and
                                              "--Defaulted Receivables; Investor Charge-Offs."

REQUIRED COLLATERAL INTEREST..............  The "Required Collateral Interest" with respect to any Transfer Date means (a) initially, $69,643,524 (the "Initial Collateral
                                              Interest") and (b) on any Transfer Date thereafter, an amount equal to 9% of the sum of the Class A Adjusted Investor Interest, the
                                              Class B Investor Interest and the Collateral Interest on such
                                              Transfer Date, after taking into account deposits into the
                                              Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such
                                              Transfer Date, but not less than $23,214,286; provided, however,
                                              (i) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (ii) in no event shall the Required
                                              Collateral Interest exceed the unpaid principal amount of the
                                              Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Collateral
                                              Interest may be reduced at any time to a lesser amount if the
                                              Rating Agency Condition is satisfied. See "Description of the
                                              Certificates--Required Collateral Interest."

                                            If on any Transfer Date, the Collateral Interest is less than the
                                              Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral
                                              Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will first be deposited into the Reserve
                                              Account as described herein and second, to the extent available, be applied in accordance with the Loan Agreement among the Trustee, the Transferor, the Servicer and the Collateral Interest Holder
                                              (the "Loan Agreement") and will not be available to the
                                              Certificateholders.

ISSUANCE OF ADDITIONAL CERTIFICATES.......  After the completion of the offering made hereby, the Transferor may cause the Trustee to issue additional Certificates ("Additional
                                              Certificates") and to increase the size of the Collateral Interest from time to time, provided that certain conditions set forth in the Series 1998-5 Supplement are met. Whenever Additional
                                              Certificates are issued, a pro rata principal amount of each Class of Certificates will be issued and there will be a pro rata increase in the Collateral Interest. When issued, Additional
                                              Certificates of each Class will be identical in all respects to the other outstanding Certificates of that Class. See "Description of the Certificates--Issuance of Additional Certificates."

COMPANION SERIES..........................  The Series 1998-5 Certificates may be paired with one or more other
                                              Series (each, a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion
                                              Series, funded primarily from the proceeds for the sale of such
                                              Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit

                                              of such Companion Series and not for the benefit of Series 1998-5
                                              Certificateholders. As principal is paid with respect to the
                                              Series 1998-5 Certificates, either (i) in the case of a prefunded
                                              Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to the Transferor) or
                                              (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to the corresponding amount. See "Description of the
                                              Certificates--Companion Series."

SHARED EXCESS FINANCE CHARGE
  COLLECTIONS.............................  The Series 1998-5 Certificates will be included in a group of Series
                                              ("Group I") which may be issued by the Trust from time to time.
                                              Series 1995-1, Series 1995-2, Series 1995-3, Series 1995-4,
                                              Series 1996-1, Series 1996-2, Series 1996-3, Series 1996-4,
                                              Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4,
                                              Series 1997-5, Series 1998-1, Series 1998-2, Series 1998-3, Series
                                              1998-4 and Series 1998-5 are, and other Series issued in the future may be, included in Group I. Subject to certain limitations described under "Description of the Certificates--Shared Excess
                                              Finance Charge Collections," Excess Finance Charge Collections, if
                                              any, with respect to a Series included in Group I, including
                                              Series 1998-5, will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group I, pro rata based upon the amount of the shortfall, if any, with respect to each Series in
                                              Group I. There can be no assurance that any other Series will be issued by the Trust or included in Group I. See "Description of the
                                              Certificates--Shared Excess Finance Charge Collections."

SHARED PRINCIPAL COLLECTIONS..............  To the extent that collections of Principal Receivables allocated to the Investor Interest are not needed to make payments on the
                                              Investor Interest or to be deposited in the Principal Funding
                                              Account, such collections ("Shared Principal Collections") will be allocated to cover certain principal payments due to or for the benefit of certificateholders of other Series or, under certain circumstances, deposited into the Excess Funding Account. Any such reallocation or deposit will not result in a reduction in the
                                              Investor Interest with respect to Series 1998-5. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the
                                              Collateral Interest Holder. See "Description of the Certificates--
                                              Shared Principal Collections."

OPTIONAL REPURCHASE.......................  The Investor Interest will be subject to optional repurchase by the
                                              Transferor on any Distribution Date on or after the Distribution

                                              Date on which the Investor Interest is reduced to an amount less than or equal to $38,690,477 (5% of the initial Investor Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the
                                              Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the
                                              Certificates--Final Payment of Principal; Termination" in the
                                              Prospectus.

TRUSTEE...................................  The Bank of New York.

TAX STATUS................................  Tax Counsel to the Transferor is of the opinion that under existing law the Certificates will be characterized as debt for United
                                              States ("U.S.") federal income tax purposes and that the Trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Under the
                                              Agreement, the Transferor, the Servicer, the Certificateholders and
                                              the Certificate Owners will agree to treat the Certificates as debt for all U.S. and foreign income and franchise tax purposes. See
                                              "Tax Matters" in the Prospectus for additional information concerning the application of U.S. federal income tax laws.

ERISA CONSIDERATIONS......................  Neither the Class A Certificates nor the Class B Certificates may be
                                              acquired by (a) any "employee benefit plan" as defined in section
                                              3(3) of the Employee Retirement Income Security Act of 1974, as
                                              amended ("ERISA"), that is subject to Title I of ERISA, (b) any
                                              "plan" as defined in section 4975 of the Internal Revenue Code of
                                              1986, as amended (the "Code") (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets may be deemed to include
                                              "plan assets" under ERISA by reason of any such plan's investment in the entity, including without limitation, as applicable, an insurance company general account. By its acceptance of a Class A
                                              Certificate or a Class B Certificate or an interest therein, each
                                              Class A Certificateholder, each Certificate Owner of a Class A
                                              Certificate, each Class B Certificateholder and each Certificate
                                              Owner of a Class B Certificate will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

CERTIFICATE RATINGS.......................  It is a condition to the issuance of the Class A Certificates that they be rated AAA or its equivalent by at least one Rating Agency. It is a condition to the issuance of the Class B Certificates that they be rated at least A or its equivalent by at least one Rating
                                              Agency.

                                            Any rating assigned to the Class A Certificates or the Class B
                                              Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Class will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the Series 1998-5 Termination Date, and in the case of interest, on each Distribution Date. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the
                                              eligibility criteria for the transfer of Receivables in Additional
                                              Accounts to the Trust), of the amounts held in any trust account for the benefit of the Class A Certificateholders or the Class B

                                              Certificateholders, as the case may be, of the terms of the
                                              Collateral Interest and, with respect to the Class A Certificates, the subordination of the Class B Certificates.

                                            A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated
                                              independently of any other rating. See "Risk Factors--Certificate
                                              Rating" herein and "Risk Factors--Certificate Rating" in the
                                              Prospectus.

LISTING...................................  Application will be made to list the Certificates on the Luxembourg
                                              Stock Exchange.

                                  RISK FACTORS

     Prospective investors should consider, among other things, the risk factors discussed under "Risk Factors" beginning on page 21 in the Prospectus and the following risk factors in connection with the purchase of the Certificates.

     Floating Rate Risk. Certain of the Accounts in the Trust have finance charges set at a variable rate above a designated prime rate or other designated index. The Class A Certificate Rate and the Class B Certificate Rate are each based upon LIBOR. If there is a decline in such prime rate or other designated index which does not coincide with a decline in LIBOR, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Class A Monthly Interest and Class B Monthly Interest and other amounts required to be funded out of collections of Finance Charge Receivables will remain constant.

     Certain of the Accounts in the Trust have finance charges set at a fixed rate. If LIBOR increases, the amounts payable as Class A Monthly Interest and Class B Monthly Interest and other amounts required to be funded out of collections of Finance Charge Receivables will increase, whereas the amount of collections of Finance Charge Receivables on such Accounts will remain the same unless and until the rates on such Accounts are reset.

     Certificate Rating. Any rating assigned to the Class A Certificates or the Class B Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Class will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the Series 1998-5 Termination Date, and in the case of interest, on each Distribution Date. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of the Class A Certificateholders or the Class B Certificateholders, as the case may be, of the terms of the Collateral Interest and, with respect to the Class A Certificates, the subordination of the Class B Certificates. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class, the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders or the likelihood of payment of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date. The rating will not be a recommendation to purchase, hold or sell Class A Certificates or Class B Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     The Bank will request a rating for the Class A Certificates of AAA or its equivalent and a rating for the Class B Certificates of at least A or its equivalent by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to either the Class A Certificates or the Class B Certificates, and, if so, what such rating would be. A rating assigned to either the Class A Certificates or the Class B Certificates by a rating agency that has not been requested by the Bank to do so may be lower than the rating assigned by a Rating Agency pursuant to the Bank's request. Only a rating agency that has been requested to rate either the Class A Certificates or the Class B Certificates will be a "Rating Agency" for purposes of such Certificates.

                       CHASE USA'S CREDIT CARD PORTFOLIO
GENERAL

     The Receivables conveyed to the Trust by the Transferor pursuant to the Agreement have been or will be generated from transactions made by holders of MasterCard and VISA credit card accounts selected by the Transferor, including premium accounts and standard accounts, from the Bank Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

     The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due.

     Efforts to collect delinquent credit card receivables are made by the Bank's account management department, collection agencies and attorneys retained by the Bank. For a description of the Bank's collection practices and policies, see "Chase USA's Credit Card Activities--Collection of Delinquent Accounts" in the Prospectus.

     The Bank's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred fifty
(150) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

     The following tables set forth the delinquency and loss experience as of the dates and for each of the periods shown for the Bank Portfolio. As of the beginning of the day on July 1, 1998, the Receivables in the Trust Portfolio represented approximately 51% of the Bank Portfolio. Because the Trust Portfolio represents only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below. See "The Receivables--Additional Trust Portfolio Information." In particular, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Bank Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated and newly acquired accounts become part of the Bank Portfolio when originated or acquired, newly originated or acquired accounts do not automatically become part of the Trust Portfolio but may be added from time to time at the option of the Transferor.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                   DECEMBER 31,
                                                      ----------------------------------------------------------------------
                              JUNE 30, 1998                      1997                          1996                  1995
                        --------------------------    --------------------------    --------------------------    ----------
                                    PERCENTAGE OF                 PERCENTAGE OF                 PERCENTAGE OF
   NUMBER OF DAYS       DELINQUENT    TOTAL           DELINQUENT    TOTAL           DELINQUENT    TOTAL           DELINQUENT
    DELINQUENT(1)         AMOUNT    RECEIVABLES(2)      AMOUNT    RECEIVABLES(2)      AMOUNT    RECEIVABLES(2)      AMOUNT
---------------------   ----------  --------------    ----------  --------------    ----------  --------------    ----------
30 to 59 Days........   $  471,420       1.51%        $  498,981       1.54%        $  477,569       1.90%        $  375,758
60 to 89 Days........      307,161       0.98            340,895       1.05            314,006       1.25            241,653
90 Days or More......      648,934       2.08            633,104       1.95            564,256       2.24            505,904
                        ----------       ----         ----------       ----         ----------       ----         ----------
    TOTAL............   $1,427,515       4.58%        $1,472,980       4.54%        $1,355,831       5.39%        $1,123,315
                        ----------       ----         ----------       ----         ----------       ----         ----------
                        ----------       ----         ----------       ----         ----------       ----         ----------

                       DECEMBER 31,
                     -----------------
                          1995
                     -----------------
                       PERCENTAGE OF
   NUMBER OF DAYS        TOTAL
    DELINQUENT(1)      RECEIVABLES(2)
---------------------  --------------
30 to 59 Days........       1.59%
60 to 89 Days........       1.02
90 Days or More......       2.15
                            ----
    TOTAL............       4.76%
                            ----
                            ----



------------------

(1) Number of days delinquent means the number of days after the first billing date following the original billing date. For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.

(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of the month.

                                LOSS EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN MILLIONS)

                                                                   SIX MONTHS           YEAR ENDED DECEMBER 31,
                                                                      ENDED          -----------------------------
                                                                   JUNE 30, 1998      1997       1996       1995
                                                                   --------------    -------    -------    -------
Average Receivables Outstanding(1)..............................      $ 31,581       $26,848    $23,709    $20,980
Gross Charge-Offs(2)(3).........................................         1,007         1,671      1,285        933
Recoveries......................................................            77           152        129         84
Net Charge-Offs.................................................           930         1,519      1,156        849
Net Charge-Offs as a Percentage of Average Receivables
  Outstanding(4)................................................          5.89%         5.66%      4.87%      4.05%

------------------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge-Offs shown include only the principal portion of charged-off receivables.
(3) Gross Charge-Offs do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes. Gross Charge-Offs exclude charges relating to changes in Chase USA's charge-off policies.
(4) The percentage reflected for the six months ended June 30, 1998 is an annualized figure.

     Net Charge-Offs as a percentage of Average Receivables Outstanding for the Bank Portfolio for the annualized eight months ended August 31, 1998 were 6.01%. The increase in Net Charge-Offs as a Percentage of Average Receivables Outstanding for the Bank Portfolio for the year ended December 31, 1996, the year ended December 31, 1997, the annualized six months ended June 30, 1998 and the annualized eight months ended August 31, 1998, when compared with prior years, reflects, among other factors, higher levels of personal bankruptcies. Because the Receivables do not constitute all of the Bank Portfolio, actual delinquency and loss experience with respect to Receivables may be different from that applicable to the Bank Portfolio as a whole. See "The Receivables--Additional Trust Portfolio Information" for information with respect to net charge-offs as a percentage of the average Principal Receivables outstanding in the Trust.

INTERCHANGE

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Interchange (as defined in the Prospectus). Interchange arising from the Bank Portfolio will be allocated to the Trust based upon the same ratio which the aggregate amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period bears to the aggregate amount of purchases of merchandise and services relating to the Bank Portfolio with respect to such Monthly Period. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein and "Chase USA's Credit Card Activities--Interchange" in the Prospectus.

RECOVERIES

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the recoveries on charged-off accounts in the Bank Portfolio ("Recoveries"). For each Monthly Period, Recoveries will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of Receivables in Defaulted Accounts for such Monthly Period bears to the amount of receivables in defaulted accounts recorded in the Bank Portfolio for such Monthly Period. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables. See "Delinquency and Loss Experience" above and "Chase USA's Credit Card Activities--Collection of Delinquent Accounts" in the Prospectus.

                                THE RECEIVABLES

GENERAL

     The Receivables conveyed to the Trust arise in Accounts selected by the Transferor from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related dates of their designations (the "Trust Portfolio"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Interest" for any period means 7% of the sum of
(i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account, the Principal Funding Account and any other account specified from time to time pursuant to the Agreement or the Series Supplement for such period; provided, however, that the Transferor may reduce the Minimum Transferor Interest to not less than 2% of the sum of the amounts specified in clauses (i) and (ii) above upon satisfaction of the Rating Agency Condition and certain other conditions set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding minus the amount on deposit in the Excess Funding Account as of the date of determination; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "Removed Accounts") to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the Prospectus.

     The Receivables in the Trust Portfolio, as of the beginning of the day on July 1, 1998, included approximately $15.5 billion of Principal Receivables and approximately $0.4 billion of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,633.71 and an average credit limit of $6,789.33. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was approximately 25%. The average age of the Accounts was approximately 79 months. As of the beginning of the day on July 1, 1998, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 states and the District of Columbia. As of the beginning of the day on July 1, 1998, approximately 68% of the Accounts were standard accounts and 32% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were approximately 65% and 35%, respectively.

     On November 24, 1997, the Transferor purchased from The Bank of New York (Delaware) approximately $3.9 billion of receivables. None of the accounts in which these receivables arose has been designated as an Additional Account. The Transferor has no current intention to designate such accounts as Additional Accounts but such a determination may be made in the future. Such accounts were originated using criteria different from those which were applied in originating the Accounts designated on the Cut-Off Date or to previously-designated Additional Accounts because such accounts were originated at different dates, under different underwriting criteria and by a different institution. Consequently, there can be no assurance that Additional Accounts designated in the future from such accounts, if any, will be of the same credit quality as previously-designated Accounts.

     The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on July 1, 1998. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                COMPOSITION BY ACCOUNT BALANCE--TRUST PORTFOLIO
                              AS OF JUNE 30, 1998

                                                        NUMBER OF                    RECEIVABLES
ACCOUNT BALANCE                                         ACCOUNTS     PERCENTAGE      OUTSTANDING        PERCENTAGE
-----------------------------------------------------   ---------    ---------    ------------------    -----------
Credit Balance.......................................     126,104        1.33%    $   (15,081,861.49)       (0.09)%
No Balance...........................................   3,647,969       38.46                   0.00         0.00
$0.01 to $1,500.00...................................   2,775,680       29.26       1,351,196,008.70         8.50
$1,500.01 to $5,000.00...............................   1,751,260       18.46       5,222,104,595.52        32.86
$5,000.01 to $10,000.00..............................   1,020,636       10.76       7,410,559,890.80        46.63
$10,000.01 to $20,000.00.............................     162,804        1.72       1,899,289,434.01        11.95
Over $20,000.00......................................         930        0.01          24,225,044.48         0.15
                                                        ---------     -------     ------------------      -------
     TOTAL...........................................   9,485,383      100.00%    $15,892,293,112.02       100.00%
                                                        ---------     -------     ------------------      -------
                                                        ---------     -------     ------------------      -------

                  COMPOSITION BY CREDIT LIMIT--TRUST PORTFOLIO
                              AS OF JUNE 30, 1998

                                                        NUMBER OF                    RECEIVABLES
CREDIT LIMIT                                            ACCOUNTS     PERCENTAGE      OUTSTANDING        PERCENTAGE
-----------------------------------------------------   ---------    ---------    ------------------    -----------
$0.00................................................       6,626        0.07%    $        99,709.73         0.00%
$0.01 to $1,500.00...................................     828,911        8.74         450,646,671.38         2.84
$1,500.01 to $5,000.00...............................   2,675,673       28.21       3,009,048,177.72        18.93
$5,000.01 to $10,000.00..............................   4,776,626       50.35       8,695,153,647.64        54.71
Over $10,000.00......................................   1,197,547       12.63       3,737,344,905.55        23.52
                                                        ---------     -------     ------------------      -------
     TOTAL...........................................   9,485,383      100.00%    $15,892,293,112.02       100.00%
                                                        ---------     -------     ------------------      -------
                                                        ---------     -------     ------------------      -------

             COMPOSITION BY PERIOD OF DELINQUENCY--TRUST PORTFOLIO
                              AS OF JUNE 30, 1998

                                                        NUMBER OF                    RECEIVABLES
PAYMENT STATUS                                          ACCOUNTS     PERCENTAGE      OUTSTANDING        PERCENTAGE
-----------------------------------------------------   ---------    ---------    ------------------    -----------
Current to 29 days delinquent........................   9,054,525       95.46%    $14,368,945,388.93        90.41%
30 to 59 days delinquent.............................     249,508        2.63         788,089,574.62         4.96
60 to 89 days delinquent.............................      68,083        0.72         244,521,316.67         1.54
90 to 119 days delinquent............................      39,174        0.41         158,925,812.24         1.00
120 days delinquent or more..........................      74,093        0.78         331,811,019.56         2.09
                                                        ---------     -------     ------------------      -------
     TOTAL...........................................   9,485,383      100.00%    $15,892,293,112.02       100.00%
                                                        ---------     -------     ------------------      -------
                                                        ---------     -------     ------------------      -------

              COMPOSITION BY ACCOUNT SEASONING--TRUST PORTFOLIO(1)
                              AS OF JUNE 30, 1998

                                                        NUMBER OF                    RECEIVABLES
AGE                                                     ACCOUNTS     PERCENTAGE      OUTSTANDING        PERCENTAGE
-----------------------------------------------------   ---------    ---------    ------------------    -----------
Not More than 6 Months...............................      20,939        0.22%    $    47,837,144.66         0.30%
Over 6 Months to 12 Months...........................     241,541        2.55         508,087,871.05         3.20
Over 12 Months to 24 Months..........................     847,632        8.94       1,227,777,107.85         7.73
Over 24 Months to 36 Months..........................   1,621,247       17.09       1,987,395,661.09        12.51
Over 36 Months to 48 Months..........................   1,337,055       14.10       2,460,828,109.99        15.48
Over 48 Months to 60 Months..........................   1,914,781       20.19       2,982,296,430.83        18.77
Over 60 Months to 120 Months.........................   1,532,583       16.16       3,100,459,820.79        19.51
Over 120 Months......................................   1,969,605       20.75       3,577,610,965.76        22.50
                                                        ---------     -------     ------------------      -------
     TOTAL...........................................   9,485,383      100.00%    $15,892,293,112.02       100.00%
                                                        ---------     -------     ------------------      -------
                                                        ---------     -------     ------------------      -------

------------------
(1) Account age is determined by the number of months elapsed since the account was originally opened, except that with respect to the Chemical Bank Portfolio accounts which were converted from standard to premium accounts, account age is determined by the number of months since the account was converted.

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS--TRUST PORTFOLIO
                       RANKED BY RECEIVABLES OUTSTANDING
                              AS OF JUNE 30, 1998

                                                        NUMBER OF                    RECEIVABLES
STATE                                                   ACCOUNTS     PERCENTAGE      OUTSTANDING        PERCENTAGE
-----------------------------------------------------   ---------    ---------    ------------------    -----------
California...........................................   1,271,872       13.41%    $ 2,291,587,575.10        14.43%
New York.............................................   1,345,351       14.18       2,259,545,214.61        14.22
Texas................................................     622,092        6.56       1,123,782,737.42         7.07
Florida..............................................     623,005        6.57       1,012,313,237.62         6.37
New Jersey...........................................     551,595        5.82         894,448,428.30         5.63
Illinois.............................................     508,673        5.36         842,892,702.66         5.30
Ohio.................................................     332,586        3.51         548,512,612.32         3.45
Massachusetts........................................     368,606        3.89         528,433,954.60         3.33
Pennsylvania.........................................     321,261        3.39         488,725,355.01         3.08
Michigan.............................................     291,255        3.07         455,035,124.12         2.86
Virginia.............................................     198,898        2.10         354,225,182.87         2.23
Maryland.............................................     184,025        1.94         309,703,617.11         1.95
Indiana..............................................     187,035        1.97         307,548,652.84         1.94
Georgia..............................................     155,901        1.64         280,309,651.90         1.76
Connecticut..........................................     178,647        1.88         276,258,345.28         1.74
North Carolina.......................................     154,611        1.63         262,531,085.08         1.65
Missouri.............................................     127,867        1.35         214,922,771.39         1.35
Washington...........................................     117,039        1.23         213,415,988.71         1.34
Tennessee............................................     122,744        1.29         208,380,770.83         1.31
Minnesota............................................     131,477        1.39         201,696,356.75         1.27
Arizona..............................................     111,152        1.17         200,867,592.73         1.26
Wisconsin............................................     126,821        1.34         191,259,104.49         1.20
Louisiana............................................     122,321        1.29         188,200,960.17         1.18
Colorado.............................................     109,857        1.16         183,656,204.94         1.16
Alabama..............................................     101,710        1.07         171,908,974.79         1.08
Kentucky.............................................      89,769        0.95         139,391,781.32         0.88
Oregon...............................................      78,521        0.83         134,297,110.36         0.85

                                                        NUMBER OF                    RECEIVABLES
STATE                                                   ACCOUNTS     PERCENTAGE      OUTSTANDING        PERCENTAGE
-----------------------------------------------------   ---------     -------     ------------------      -------
Oklahoma.............................................      76,759        0.81         127,363,443.50         0.80
South Carolina.......................................      73,210        0.77         124,692,124.95         0.78
Nevada...............................................      59,968        0.63         120,400,395.14         0.76
Arkansas.............................................      63,309        0.67         103,517,846.15         0.65
Kansas...............................................      57,006        0.60          95,634,611.25         0.60
Rhode Island.........................................      65,565        0.69          93,643,141.56         0.59
Mississippi..........................................      57,223        0.60          90,256,460.16         0.57
New Hampshire........................................      47,549        0.50          83,282,196.65         0.52
Iowa.................................................      52,789        0.56          79,365,964.08         0.50
New Mexico...........................................      43,560        0.46          72,704,437.52         0.46
Hawaii...............................................      36,902        0.39          68,399,204.58         0.43
Maine................................................      36,660        0.39          59,579,076.22         0.37
Nebraska.............................................      33,196        0.35          52,787,240.60         0.33
West Virginia........................................      32,766        0.35          52,247,808.67         0.33
Utah.................................................      31,288        0.33          51,611,180.44         0.32
Vermont..............................................      23,905        0.25          39,438,470.96         0.25
Idaho................................................      22,925        0.24          39,077,600.35         0.25
Delaware.............................................      18,478        0.19          37,482,623.73         0.24
Washington, DC.......................................      18,554        0.20          32,443,081.84         0.20
Montana..............................................      19,202        0.20          31,308,643.67         0.20
Alaska...............................................      14,228        0.15          28,995,365.47         0.18
Wyoming..............................................      12,761        0.13          22,116,764.03         0.14
South Dakota.........................................      12,144        0.13          19,126,711.44         0.12
North Dakota.........................................      11,972        0.13          18,950,083.15         0.12
Other................................................      28,773        0.29          64,017,542.59         0.40
                                                        ---------     -------     ------------------      -------
     TOTAL...........................................   9,485,383      100.00%    $15,892,293,112.02       100.00%
                                                        ---------     -------     ------------------      -------
                                                        ---------     -------     ------------------      -------

ADDITIONAL TRUST PORTFOLIO INFORMATION

     The loss experience for the Trust Portfolio has generally been different from the loss experience for the Bank Portfolio due to the different composition of such portfolios. In particular, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding Principal Receivables balance for such portfolio which, for the Trust Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated accounts become part of the Bank Portfolio when created, newly originated accounts do not become part of the Trust Portfolio but may be added from time to time at the option of the Transferor. The net charge-offs as a percentage of the average Principal Receivables outstanding in the Trust were 6.61%, on an annualized basis, for the six months ended June 30, 1998, 6.64%, on an annualized basis, for the eight months ended August 31, 1998, and 7.03% and 6.28% for the years ended December 31, 1997 and December 31, 1996, respectively.

                            MATURITY CONSIDERATIONS

     The Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in either case, only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of
(a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and the Series 1998-5 Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1998-5 Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

     Rapid Amortization Period. If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1998-5 Termination Date. After the Class A Certificates have been paid in full and if the Series 1998-5 Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1998-5 Termination Date.

     Pay Out Events. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) a reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment

Company Act of 1940, as amended, (f) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders,
(h) insufficient funds in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

     Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                 BANK PORTFOLIO

                                                                             YEAR ENDED DECEMBER 31,
                                                        SIX MONTHS ENDED    --------------------------
                                                        JUNE 30, 1998        1997      1996      1995
                                                        ----------------    ------    ------    ------
Highest Month........................................         13.26%        12.63%    12.07%    12.38%
Lowest Month.........................................         11.32%        10.96%    10.29%    10.42%
Monthly Average (1)..................................         12.44%        11.97%    11.33%    11.23%

------------------
(1) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month during the period indicated, each such month's payment rate representing total payments collected during the given month expressed as a percentage of the prior month's ending outstanding receivables.

     The Bank generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000% ( 1/50 expressed as a percentage). If the amount so calculated is less than $10.00, it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Risk Factors--Certificate Rating" and "Maturity Considerations" herein and "Risk Factors--Payments and Maturity" in the Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1997 and for the six-month period ended June 30, 1998, are set forth in the following table. The historical yield figures in the following tables are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years contained in the period ended December 31, 1997 and for the six-month period ended June 30, 1998, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Additionally, the monthly yield on a cash basis will be affected by the number of collection days in such month. See "Risk Factors" in the Prospectus.

                                PORTFOLIO YIELD
                                 BANK PORTFOLIO
                             (DOLLARS IN MILLIONS)

                                                                                        YEAR ENDED DECEMBER 31,
                                                                 SIX MONTHS ENDED    -----------------------------
                                                                 JUNE 30, 1998        1997       1996       1995
                                                                 ----------------    -------    -------    -------
Finance Charges and Fees Billed(1)(2).........................       $  2,578        $ 4,457    $ 3,908    $ 3,632
Average Receivables Outstanding(3)............................       $ 31,581        $26,848    $23,709    $20,980
Yield from Finance Charges and Fees Billed(4)(5)..............          16.46%         16.60%     16.48%     17.31%

------------------

(1) Finance Charges and Fees Billed include periodic and minimum finance charges, annual membership fees, late charges, cash advance transaction fees, Interchange, overlimit fees and fees for returned checks.

(2) Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

(3) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(4) Yield from Finance Charges and Fees Billed is calculated as a percentage of Average Receivables Outstanding.

(5) The percentage reflected for the six months ended June 30, 1998 is an annualized figure.

     Revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio represents only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above. See "Chase USA's Credit Card Portfolio" and "The Receivables-- Additional Trust Portfolio Information" herein and "Chase USA's Credit Card Activities" in the Prospectus.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be (i) if so required, used to make an initial deposit to an account for the benefit of the Collateral Interest Holder and (ii) paid to the Transferor. The Transferor will use such balance of the proceeds for its general corporate purposes.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series 1998-5 Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1998-5 Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

     The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the Class B Certificate Rate, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each
Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each
Class B Certificate also represents the right to receive payments from Excess Spread, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

     The Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Transferor and the Servicer" in the Prospectus.

     Application will be made to list the Certificates on the Luxembourg Stock Exchange.

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as the nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

     The Series 1998-5 Supplement and the Certificates will provide that any money paid by the Trust to any Paying Agent for the payment of principal or interest which remains unclaimed for two years after such principal or interest shall have become due and payable will be repaid to the Trust, and thereafter any Certificateholder may look only to the Trust for payment thereof. Certificateholders, by purchase of their Certificates, will be deemed to have consented to an amendment to the Agreement to permit, among other things, the assignment from CMB to Chase USA and assumption by Chase USA from CMB of all of its servicing obligations thereunder.

EXCHANGES

     The Transferor Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for one or more new Series and a reissued Transferor Certificate as described under "Description of the Certificates--Exchanges" in the Prospectus.

STATUS OF THE CERTIFICATES

     Upon issuance, the Certificates will rank pari passu with all other outstanding Series. Payments on the Class B Certificates are subordinated to payments on the Class A Certificates as described herein.

INTEREST PAYMENTS

     Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed to Certificateholders on November 16, 1998 and on each Distribution Date thereafter. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1998-5 Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     The Class A Certificates will bear interest from the Closing Date through November 15, 1998, and with respect to each Interest Period thereafter, at a rate of 0.16% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class A Certificate Rate"). The Class B Certificates will bear interest from the Closing Date through November 15, 1998, and with respect to each Interest Period thereafter, at a rate of 0.36% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate").

     The Trustee will determine LIBOR on September 22, 1998 for the period from the Closing Date through November 15, 1998, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For the purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period (except that, for the purpose of determining LIBOR, the initial Interest Period shall be one month) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee will request the principal office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, as selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

     The Class A Certificate Rate and the Class B Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (212) 815-5286. The Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Period. Such information will also be included in a statement to the Certificateholders of record prepared by the Servicer. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     Interest on the Certificates will be calculated on the basis of the actual number of days in the relevant Interest Period and a 360-day year.

PRINCIPAL PAYMENTS

     On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the

Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

     On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1998-5.

     On each Distribution Date during the Rapid Amortization Period, the
Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1998-5 Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full and the Series 1998-5 Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 1998-5 Termination Date) and on the Series 1998-5 Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1998-5 Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the June 2002 Determination Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interests of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

SUBORDINATION

     The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

     Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the sum of
(A) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an addition of Accounts occurs or in which a removal of Accounts occurs, the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related date of the first addition to the Trust of Receivables in certain designated Accounts (the "Addition Date") or the date of the removal from the Trust of Receivables in certain designated Accounts (the "Removal Date") and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated among the Class A Certificateholders,

Class B Certificateholders and the Collateral Interest Holder based on the
Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

     Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and
(B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

     "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of

Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

     "Class A Adjusted Investor Interest" for any date of determination means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

     "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

     "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

REALLOCATION OF CASH FLOWS

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1998-5 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the

Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1998-5 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

     Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

     "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

     "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

     "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

     Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as CMB remains the Servicer under the Agreement and
(a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF or makes other arrangements satisfactory to each Rating Agency rating any Series then outstanding, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

     With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

          (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

              (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

              (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

              (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

          (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

              (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

              (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

          (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

              (i) if neither the Bank nor The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

              (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Closing Date through November 15, 1998.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from the Closing Date through November 15, 1998.

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

     "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (j) below under "--Excess Spread," Excess Spread shall also be deemed to include any Excess Finance Charge Collections allocable to other Series available to Series 1998-5 in accordance with the Agreement. See "--Shared Excess Finance Charge Collections."

     Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items;"

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

          (f) if the Bank or The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

          (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

          (j) an amount equal to the amounts determined to be payable pursuant to the Loan Agreement shall be paid to the Collateral Interest Holder; and

          (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above, will constitute Excess Finance Charge Collections to be applied with respect to other Series in accordance with the Agreement.

     "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to LIBOR plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

     Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following manner:

          (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

              (i) an amount equal to Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

              (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the Prospectus;

          (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

              (i) an amount equal to Class A Monthly Principal will be
        (i) during the Controlled Accumulation Period, deposited in the Principal Funding Account (up to the Controlled Deposit Amount for such Transfer Date) or (ii) during the Rapid Amortization Period, distributed to the Class A Certificateholders; and

              (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

          (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

          (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the Prospectus.

     "Class A Monthly Principal" means, with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, an amount equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

     "Class B Monthly Principal" means, with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

     "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

     "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $54,166,667; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

     "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and
(b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Series may be included in a Group. Series 1998-5 will be, Series 1998-1, Series 1998-2, Series 1998-3, Series 1998-4, Series 1997-1, Series
1997-2, Series 1997-3, Series 1997-4, Series 1997-5, Series 1996-1, Series
1996-2, Series 1996-3, Series 1996-4, Series 1995-1, Series 1995-2, Series
1995-3 and Series 1995-4 are, and other Series may in the future be, included in Group I. Group I is currently the only Group in the Trust. Each Series in Group I will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in Group I. The Series Supplement with respect to each Series will specify whether such Series will be included in a Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of any Series that is included in Group I in excess of the amounts necessary to make required payments with respect to such Series (including payments to any related Credit Enhancement Providers) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in Group I, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in Group I. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Transferor Certificate. While any Series offered hereby may be included in a Group, there can be no assurance that
(a) any other Series will be included in such Group or (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period. Excess Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to Series 1998-5 by using Excess Finance Charge Collections from other Series which would otherwise be paid to the Transferor to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections--Excess Spread." While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

SHARED PRINCIPAL COLLECTIONS

     Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account.

REQUIRED COLLATERAL INTEREST

     The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $69,643,524 and (ii) thereafter on each Transfer Date an amount equal to 9% of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $23,214,286; provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then-existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

     With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "--Application of Collections--Excess Spread."

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period and (b) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A

Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections--Excess Spread."

     On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

     On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 1998-5 Supplement, the Trustee at the direction of the Servicer will establish and maintain an Eligible Deposit Account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to Series 1998-5 from the Principal Account to the Principal Funding Account as described under "--Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay the principal of the Class A Certificates on the Class A Scheduled Payment Date or the first Distribution Date with respect to the Rapid Amortization Period, whichever occurs earlier.

     Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the product of (a) the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (b) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the
"Class A Covered Amount"), the
amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of Class A Monthly Interest.

RESERVE ACCOUNT

     Pursuant to the Series 1998-5 Supplement, the Trustee will establish and maintain an Eligible Deposit Account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.50% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1998-5. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

     On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated upon the earlier to occur of
(a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

ISSUANCE OF ADDITIONAL CERTIFICATES

     The Series 1998-5 Supplement provides that, from time to time during the Revolving Period, the Transferor may, subject to certain conditions described below, cause the Trustee to issue additional Certificates ("Additional Certificates") and to increase the size of the Collateral Interest (each such issuance, an "Additional Issuance"). When issued, the Additional Certificates of each Class will be identical in all respects to the other outstanding Certificates of that Class and will be equally and ratably entitled to the benefits of the Agreement without preference, priority or distinction.

     In connection with each Additional Issuance, a pro rata principal amount of each Class of Certificates will be issued and there will be a pro rata increase in the Collateral Interest.

     As of the date of any Additional Issuance, the Collateral Interest, the Controlled Accumulation Amount and the Investor Interest for each Class of this Series will be increased proportionately to reflect the aggregate face amount of the Additional Certificates.

     Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1998-5 Supplement, including the following:
(a) on or before the fifth Business Day immediately preceding the date on which the Additional Certificates are to be issued, the Transferor will have given the Trustee, the Servicer and the Rating Agencies notice of such issuance and the date upon which it is to occur, (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables will be greater than or equal to the Minimum Aggregate Principal Receivables, (c) the Transferor shall have delivered evidence of the proportional increase in the Collateral Interest to the Trustee and the Rating Agencies, (d) the Rating Agency Condition shall have been satisfied with respect to the Additional Issuance, (e) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such Additional Issuance will not have a material adverse effect on any outstanding Class of this Series, (f) as of the date of the Additional Issuance there shall be no Investor Charge-Offs with respect to any Class of this Series and (g) the Transferor shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance. There are no restrictions on the timing or amount of any Additional Issuance other than the foregoing conditions.

COMPANION SERIES

     The Series 1998-5 Certificates may be paired with one or more other Series (each a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion Series, funded primarily from the proceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the benefit of Certificateholders. As principal is paid with respect to the Series 1998-5 Certificates, either (i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to the corresponding amount. Upon payment in full of the Series 1998-5 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Companion Series, the aggregate invested amount of such related Companion Series will have been increased by an amount up to an aggregate amount equal to the Series 1998-5 Investor Interest paid to the Series 1998-5 Certificateholders since the issuance of such Companion Series. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates--Exchanges" in the Prospectus. There can be no assurance, however, that the terms of any Companion Series might not have an impact on the timing or amount of payments received by a Series 1998-5 Certificateholder. In particular, the denominator of the Fixed Investor Percentage may be increased upon the occurrence of a Pay Out Event with respect to a Companion Series resulting in a possible reduction of the percentage of collections of Principal Receivables allocated to

Series 1998-5 if such event allowed the payment of principal at such time to the Companion Series and required reliance by Series 1998-5 on clause (y) of the denominator of the Fixed Investor Percentage for Series 1998-5. See "Maturity Considerations" and "--Allocation Percentages" herein and "Risk Factors--Master Trust Considerations" and "Maturity Assumptions" in the Prospectus.

PAY OUT EVENTS

     As described above, the Revolving Period will continue through the close of business on the last day of the August 2002 Monthly Period (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1998-5 Supplement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) for such period;

          (b) any representation or warranty made by the Transferor in the Agreement or the Series 1998-5 Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this clause (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

          (c) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period;

          (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

          (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

          (f) insufficient funds in the Distribution Account to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date or the Class B Investor Interest in full on the Class B Scheduled Payment Date;

          (g) certain events of bankruptcy, insolvency, conservatorship or receivership relating to the Transferor;

          (h) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

          (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or
(i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the

Trustee, the Certificateholders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the close of business on the last day of the July 2003 Monthly Period Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     See "Description of the Certificates--Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of (i) a fraction the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 1998 Monthly Period and the denominator of which is 360,
(ii) 2.0% and (iii) the Investor Interest on the Closing Date. On each Transfer Date Servicer Interchange with respect to the related Monthly Period will be paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of
(i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 1.0%. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to the product of (i) the Class A Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 1998 Monthly Period and the denominator of which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to the product of (i) the Class B Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 1998 Monthly Period and the denominator of which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to the product of (i) the Collateral Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the October 1998 Monthly Period and the denominator of which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. Pursuant to the Agreement, the amount by which the Servicing Fee exceeds the Investor Servicing Fee will be paid from amounts allocable to the Transferor Certificate and to other

Series. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections."

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS TO CERTIFICATEHOLDERS

     On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the Prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and
(b) the Collateral Interest, if any, for such Transfer Date. So long as the Certificates are listed on the Luxembourg Stock Exchange, notice to Certificateholders will be given by publication in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort). In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to their addresses as they appear on the register maintained by the Trustee.

                        LISTING AND GENERAL INFORMATION

     Application will be made to list the Class A Certificates and the Class B Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Organization Certificate and By-laws of the Bank, as well as legal notice relating to the issuance of the Class A Certificates and the Class B Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. The Class A and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and Euroclear. The CUSIP numbers for the Class A Certificates and the Class B Certificates are 16151PAY3 and 16151PAZ0, respectively; the International Securities Identification Numbers
(ISIN) for the Class A Certificates and the Class B Certificates are US16151PAY34 and US16157PAZ09, respectively; the Common Code numbers for the Class A Certificates and the Class B Certificates are 9112413 and 9112430, respectively.

     The transactions contemplated in this Prospectus Supplement were authorized by resolutions adopted by the Bank's Board of Directors on February 4, 1998 and by the Bank's Asset and Loan Securitization Committee as of September 17, 1998.

     Copies of the Pooling and Servicing Agreement, the Series 1998-5 Supplement, the annual report of independent public accountants described in "Description of the Certificates--Evidence as to Compliance" in the Prospectus, the documents listed under "Available Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates--Reports to Certificateholders" in the Prospectus will be available free of charge at the office of Banque Generale du Luxembourg, S.A. (the "Listing Agent"), 50 Avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding the Bank is included in the consolidated financial statements of The Chase Manhattan Corporation in The Chase Manhattan Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Such report is available, and reports for subsequent years will be available, at the office of the Listing Agent.

     So long as there is no Paying Agent and Transfer Agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. In the event that Definitive Certificates are issued, a Paying Agent and Transfer Agent will be appointed in Luxembourg.

     The Certificates, the Agreement and the Series 1998-5 Supplement are governed by the laws of the State of New York.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters of the Class A Certificates (the "Class A Underwriters") and the Underwriter of the Class B Certificates (the "Class B Underwriter"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and the Class B Certificates, as applicable, set forth opposite its name:

                                                                             PRINCIPAL AMOUNT OF
                                                                                 CLASS A
CLASS A UNDERWRITERS                                                           CERTIFICATES
--------------------------------------------------------------------------   -------------------
Chase Securities Inc......................................................      $ 162,500,000
Bear, Stearns & Co. Inc...................................................        162,500,000
Credit Suisse First Boston Corporation....................................        162,500,000
Prudential Securities Incorporated........................................        162,500,000
                                                                                -------------
     Total................................................................      $ 650,000,000
                                                                                -------------
                                                                                -------------


                                                                             PRINCIPAL AMOUNT OF
                                                                                 CLASS B
CLASS B UNDERWRITER                                                            CERTIFICATES
--------------------------------------------------------------------------      -------------
Chase Securities Inc......................................................      $  54,166,000

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased. The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Certificates.

     The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.175% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.150% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.200% of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.150% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

     Each Underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     Chase Securities Inc. is a wholly owned subsidiary of The Chase Manhattan Corporation. See "Chase USA" in the Prospectus.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     This Prospectus Supplement and the Prospectus may be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Certificates. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. has no obligation to make a market in the Certificates and any such market-making may be discontinued at any time without notice, in its sole discretion. Chase Securities Inc. is among the Underwriters participating in the initial distribution of the Certificates.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                                                                                          PAGE
-------------------------------------------------------------------------------------------- ---------------------
Accounts....................................................................................              S-1, S-3
Accumulation Period Length..................................................................                  S-31
Accumulation Shortfall......................................................................             S-9, S-40
Additional Certificates.....................................................................            S-14, S-44
Additional Interest.........................................................................                   S-7
Additional Issuance.........................................................................                  S-44
Addition Date...............................................................................                  S-32
Adjusted Investor Interest..................................................................                   S-5
Agreement...................................................................................                   S-3
Available Investor Principal Collections....................................................                  S-31
Available Reserve Account Amount............................................................                  S-43
Bank........................................................................................                   S-1
Base Rate...................................................................................                  S-26
Certificateholders..........................................................................                   S-3
Certificates................................................................................              S-1, S-3
Chase USA...................................................................................                   S-1
Class A Additional Interest.................................................................                  S-29
Class A Adjusted Investor Interest..........................................................             S-5, S-34
Class A Available Funds.....................................................................                  S-31
Class A Certificate Rate....................................................................        S-2, S-4, S-30
Class A Certificateholders..................................................................                   S-3
Class A Certificates........................................................................              S-1, S-3
Class A Covered Amount......................................................................             S-9, S-42
Class A Fixed Allocation....................................................................                  S-33
Class A Floating Allocation.................................................................                  S-33
Class A Investor Charge-Off.................................................................            S-13, S-41
Class A Investor Default Amount.............................................................                  S-43
Class A Investor Interest...................................................................             S-4, S-33
Class A Monthly Interest....................................................................                  S-37
Class A Monthly Principal...................................................................                  S-39
Class A Principal Funding Investment Shortfall..............................................             S-9, S-43
Class A Required Amount.....................................................................            S-12, S-34
Class A Scheduled Payment Date..............................................................                   S-2
Class A Servicing Fee.......................................................................                  S-46
Class A Underwriters........................................................................                  S-49
Class B Additional Interest.................................................................                  S-29
Class B Available Funds.....................................................................                  S-30
Class B Certificate Rate....................................................................        S-2, S-5, S-30
Class B Certificateholders..................................................................                   S-3
Class B Certificates........................................................................              S-1, S-3
Class B Fixed Allocation....................................................................                  S-33
Class B Floating Allocation.................................................................                  S-33
Class B Investor Charge-Off.................................................................            S-13, S-42
Class B Investor Default Amount.............................................................                  S-41
Class B Investor Interest...................................................................             S-4, S-34
Class B Monthly Interest....................................................................                  S-37
Class B Monthly Principal...................................................................                  S-39
Class B Required Amount.....................................................................            S-12, S-35
Class B Scheduled Payment Date..............................................................                   S-2

TERM                                                                                                          PAGE
-------------------------------------------------------------------------------------------- ---------------------
Class B Servicing Fee.......................................................................                  S-46
Class B Underwriter.........................................................................                  S-49
Closing Date................................................................................              S-2, S-4
CMB.........................................................................................              S-1, S-3
Code........................................................................................                  S-16
Collateral Available Funds..................................................................                  S-37
Collateral Charge-Off.......................................................................                  S-42
Collateral Default Amount...................................................................                  S-41
Collateral Fixed Allocation.................................................................                  S-33
Collateral Floating Allocation..............................................................                  S-33
Collateral Interest.........................................................................             S-4, S-34
Collateral Interest Holder..................................................................                   S-4
Collateral Interest Servicing Fee...........................................................                  S-46
Collateral Monthly Interest.................................................................                  S-38
Collateral Monthly Principal................................................................                  S-39
Collateral Rate.............................................................................                  S-38
Companion Series............................................................................            S-14, S-44
Controlled Accumulation Amount..............................................................                  S-39
Controlled Accumulation Period..............................................................                   S-8
Controlled Deposit Amount...................................................................             S-9, S-26
Cut-Off Date................................................................................                   S-4
Default Amount..............................................................................                  S-41
Distribution Date...........................................................................              S-2, S-7
ERISA.......................................................................................                  S-16
Excess Finance Charge Collections...........................................................                  S-40
Excess Funding Account......................................................................                   S-8
Excess Spread...............................................................................            S-12, S-37
Fixed Investor Percentage...................................................................                  S-33
Floating Investor Percentage................................................................                  S-32
Group I.....................................................................................                  S-15
Initial Collateral Interest.................................................................                  S-13
Interest Period.............................................................................                   S-8
Investor Default Amount.....................................................................                  S-41
Investor Interest...........................................................................                   S-4
Investor Servicing Fee......................................................................                  S-46
LIBOR.......................................................................................        S-2, S-4, S-30
LIBOR Determination Date....................................................................                  S-30
Listing Agent...............................................................................                  S-48
Loan Agreement..............................................................................                  S-14
Minimum Aggregate Principal Receivables.....................................................                  S-21
Minimum Transferor Interest.................................................................                  S-21
Monthly Period..............................................................................                   S-5
Net Servicing Fee Rate......................................................................                  S-46
Pay Out Event...............................................................................                  S-45
Portfolio Yield.............................................................................                  S-26
Principal Funding Account...................................................................             S-9, S-42
Principal Funding Account Balance...........................................................                  S-25
Principal Funding Investment Proceeds.......................................................             S-9, S-42
Principal Shortfalls........................................................................                  S-40
Rapid Amortization Period...................................................................                  S-11
Rating Agency...............................................................................                  S-18

TERM                                                                                                          PAGE
-------------------------------------------------------------------------------------------- ---------------------
Rating Agency Condition.....................................................................                  S-41
Reallocated Class B Principal Collections...................................................                  S-35
Reallocated Collateral Principal Collections................................................                  S-35
Reallocated Principal Collections...........................................................                  S-35
Receivables.................................................................................              S-1, S-3
Record Date.................................................................................                  S-28
Recoveries..................................................................................                  S-20
Reference Banks.............................................................................                  S-30
Removal Date................................................................................                  S-32
Removed Accounts............................................................................                  S-21
Required Amount.............................................................................                  S-12
Required Collateral Interest................................................................            S-13, S-41
Required Reserve Account Amount.............................................................                  S-43
Reserve Account.............................................................................                  S-43
Reserve Account Funding Date................................................................                  S-43
Revolving Period............................................................................                   S-8
Series 1998-5 Certificates..................................................................              S-1, S-3
Series 1998-5 Supplement....................................................................                   S-3
Series 1998-5 Termination Date..............................................................                   S-6
Servicer Interchange........................................................................                  S-46
Shared Principal Collections................................................................            S-15, S-40
Telerate Page 3750..........................................................................                  S-30
Transfer Date...............................................................................                  S-36
Transferor..................................................................................                   S-3
Transferor Certificate......................................................................                   S-6
Transferor Interest.........................................................................                   S-4
Transferor Percentage.......................................................................                  S-28
Trust.......................................................................................              S-1, S-3
Trust Portfolio.............................................................................                  S-21
Trustee.....................................................................................                   S-3
Underwriter.................................................................................                  S-49
Underwriting Agreement......................................................................                  S-49
U.S.........................................................................................                  S-16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I
                                  OTHER SERIES

     The table below sets forth the principal characteristics of the seventeen other Series previously issued by the Trust. For more specific information with respect to any Series, any prospective investor should contact The Chase Manhattan Bank at (212) 270-6000. The Chase Manhattan Bank will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any other publicly issued Series.

SERIES 1995-1

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $750,000,000
      Certificate Rate.................................................  One Month LIBOR + 0.12%
      Controlled Accumulation Amount (subject to adjustment)...........  $62,500,000
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  September 30, 1997
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $80,357,142.86
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  October 15, 1998
      Series 1995-1 Termination Date...................................  June 15, 2001
      Series Issuance Date.............................................  October 19, 1995

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $62,500,000
      Certificate Rate.................................................  One Month LIBOR + 0.24%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  November 15, 1998
      Series 1995-1 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1995-2

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $600,000,000
      Certificate Rate.................................................  6.23%
      Controlled Accumulation Amount (subject to adjustment)...........  $50,000,000
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  September 30, 1999
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $47,728,181.82
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  October 15, 2000
      Series 1995-2 Termination Date...................................  June 15, 2003
      Series Issuance Date.............................................  October 19, 1995

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $34,090,000
      Certificate Rate.................................................  6.38%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates

      Scheduled Payment Date...........................................  November 15, 2000
      Series 1995-2 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1995-3

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $450,000,000
      Certificate Rate.................................................  6.23%
      Controlled Accumulation Amount (subject to adjustment)...........  $37,500,000
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  July 31, 2001
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $35,795,636.36
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  August 15, 2002
      Series 1995-3 Termination Date...................................  April 15, 2005
      Series Issuance Date.............................................  November 21, 1995

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $25,568,000
      Certificate Rate.................................................  6.39%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  September 15, 2002
      Series 1995-3 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1995-4

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $300,000,000
      Certificate Rate.................................................  Three Month LIBOR + 0.20%
      Controlled Accumulation Amount (subject to adjustment)...........  $25,000,000
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  October 31, 2001
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $35,714,857.14
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  November 25, 2002
      Series 1995-4 Termination Date...................................  July 25, 2005
      Series Issuance Date.............................................  November 29, 1995

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $21,428,000
      Certificate Rate.................................................  Three Month LIBOR + 0.32%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  November 25, 2002
      Series 1995-4 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1996-1

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $700,000,000
      Certificate Rate.................................................  5.55%
      Controlled Accumulation Amount (subject to adjustment)...........  $58,333,333.33
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  December 31, 1999
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $55,682,545.45
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  January 15, 2001
      Series 1996-1 Termination Date...................................  September 15, 2003
      Series Issuance Date.............................................  January 23, 1996

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $39,772,000
      Certificate Rate.................................................  5.71%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  February 15, 2001
      Series 1996-1 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1996-2

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $550,000,000
      Certificate Rate.................................................  5.98%
      Controlled Accumulation Amount (subject to adjustment)...........  $45,833,333.33
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  December 31, 2004
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $43,750,000.00
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  January 15, 2006
      Series 1996-2 Termination Date...................................  September 15, 2008
      Series Issuance Date.............................................  January 23, 1996

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $31,250,000
      Certificate Rate.................................................  6.16%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  February 15, 2006
      Series 1996-2 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1996-3

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $411,983,000
      Certificate Rate.................................................  7.09%
      Controlled Accumulation Amount (subject to adjustment)...........  $34,331,916.67

      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  May 31, 2005
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $32,772,440.86
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  June 15, 2006
      Series 1996-3 Termination Date...................................  February 15, 2009
      Series Issuance Date.............................................  May 30, 1996

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $23,408,000
      Certificate Rate.................................................  7.27%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  July 15, 2006
      Series 1996-3 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1996-4

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $1,400,000,000
      Certificate Rate.................................................  One Month LIBOR + 0.13%
      Controlled Accumulation Amount (subject to adjustment)...........  $116,666,666.67
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  October 31, 2002
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $150,000,666.67
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  November 17, 2003
      Series 1996-4 Termination Date...................................  July 17, 2006
      Series Issuance Date.............................................  November 14, 1996

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $116,666,000
      Certificate Rate.................................................  One Month LIBOR + 0.35%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  December 15, 2003
      Series 1996-4 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1997-1

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $1,150,000,000
      Certificate Rate.................................................  One Month LIBOR + 0.09%
      Controlled Accumulation Amount (subject to adjustment)...........  $95,833,333.33
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  January 31, 2003
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $123,214,619
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  February 15, 2004

      Series 1997-1 Termination Date...................................  October 15, 2006
      Series Issuance Date.............................................  February 24, 1997

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $95,833,000
      Certificate Rate.................................................  One Month LIBOR + 0.29%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  March 15, 2004
      Series 1997-1 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1997-2

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $1,500,000,000
      Certificate Rate.................................................  6.30%
      Controlled Accumulation Amount (subject to adjustment)...........  $125,000,000
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  July 31, 1999
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $119,318,455
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  August 15, 2000
      Series 1997-2 Termination Date...................................  April 15, 2003
      Series Issuance Date.............................................  August 18, 1997

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $85,227,000
      Certificate Rate.................................................  6.45%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  September 15, 2000
      Series 1997-2 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1997-3

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $250,000,000
      Certificate Rate.................................................  6.777%
      Controlled Accumulation Amount (subject to adjustment)...........  One-twelfth of outstanding balance of
                                                                         Class A Certificates on August 1, 2003
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  August 31, 2003
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $26,786,048
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  September 15, 2004
      Series 1997-3 Termination Date...................................  May 15, 2007
      Series Issuance Date.............................................  September 22, 1997

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $20,833,000

      Certificate Rate.................................................  One Month LIBOR + 0.35%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  October 15, 2004
      Series 1997-3 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1997-4

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $600,000,000
      Certificate Rate.................................................  One Month LIBOR + 0.16%
      Controlled Accumulation Amount (subject to adjustment)...........  $50,000,000
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  November 30, 2001
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $64,285,715
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  December 15, 2002
      Series 1997-4 Termination Date...................................  August 15, 2005
      Series Issuance Date.............................................  December 8, 1997

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $50,000,000
      Certificate Rate.................................................  One Month LIBOR + 0.36%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  January 15, 2003
      Series 1997-4 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1997-5

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $500,000,000
      Certificate Rate.................................................  6.194%
      Controlled Accumulation Amount (subject to adjustment)...........  $41,666,667
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  November 30, 2001
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $39,772,819
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  December 15, 2002
      Series 1997-5 Termination Date...................................  August 15, 2005
      Series Issuance Date.............................................  December 23, 1997

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $28,409,000
      Certificate Rate.................................................  6.388%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  January 15, 2003
      Series 1997-5 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1998-1

  1.  CLASS A-1 CERTIFICATES
      Initial Investor Interest........................................  $273,822,563
      Certificate Rate.................................................  One Month LIBOR + 0.231%
      Controlled Accumulation Amount (subject to adjustment)...........  $22,818,547
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  January 31, 2004
      Annual Servicing Fee Percentage..................................  2.0%
      Enhancement......................................................  Subordination of Class B Certificates and
                                                                         Initial Collateral Interest
      Scheduled Payment Date...........................................  February 15, 2005
      Series 1998-1 Termination Date...................................  October 15, 2007
      Series Issuance Date.............................................  February 12, 1998

      CLASS A-2 CERTIFICATES
      Initial Investor Interest........................................  $245,278,391
      Certificate Rate.................................................  One Month LIBOR + 0.1885%
      Controlled Accumulation Amount (subject to adjustment)...........  $20,439,866
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  January 31, 2004
      Annual Servicing Fee Percentage..................................  2.0%
      Enhancement......................................................  Subordination of Class B Certificates and
                                                                         Initial Collateral Interest
      Scheduled Payment Date...........................................  February 15, 2005
      Series 1998-1 Termination Date...................................  October 15, 2007
      Series Issuance Date.............................................  February 12, 1998

      CLASS A-3 CERTIFICATES
      Initial Investor Interest........................................  $243,131,534
      Certificate Rate.................................................  One Month LIBOR + 0.2445%
      Controlled Accumulation Amount (subject to adjustment)...........  $20,260,961
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  January 31, 2004
      Annual Servicing Fee Percentage..................................  2.0%
      Enhancement......................................................  Subordination of Class B Certificates and
                                                                         Initial Collateral Interest
      Scheduled Payment Date...........................................  February 15, 2005
      Series 1998-1 Termination Date...................................  October 15, 2007
      Series Issuance Date.............................................  February 12, 1998

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $63,519,000
      Certificate Rate.................................................  One Month LIBOR + 0.37%
      Annual Servicing Fee Percentage..................................  2.0%

      Initial Collateral Interest......................................  $81,668,141
      Scheduled Payment Date...........................................  March 15, 2005
      Series 1998-1 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1998-2

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $800,000,000
      Certificate Rate.................................................  Federal Funds Rate + 0.24%
      Controlled Accumulation Amount (subject to adjustment)...........  $66,666,667
      Commencement of Controlled Accumulation Period (subject to adjustment)....................................................  January 31, 2000
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $85,714,953
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  February 15, 2001
      Series 1998-2 Termination Date...................................  February 15, 2003
      Series Issuance Date.............................................  March 9, 1998

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $66,666,000
      Certificate Rate.................................................  One Month LIBOR + 0.25%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  March 15, 2003
      Series 1998-2 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1998-3

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $600,000,000
      Certificate Rate.................................................  6.000%
      Controlled Accumulation Amount
        (subject to adjustment)........................................  $50,000,000
      Commencement of Controlled Accumulation
        Period (subject to adjustment).................................  March 31, 2002
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $47,728,182
      Other Enhancement................................................  Subordination of Class B Certificates
      Scheduled Payment Date...........................................  April 15, 2003
      Series 1998-3 Termination Date...................................  August 15, 2005
      Series Issuance Date.............................................  May 1, 1998

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $34,090,000
      Certificate Rate.................................................  6.150%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  Same as above for Class A Certificates
      Scheduled Payment Date...........................................  May 15, 2003
      Series 1998-3 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

SERIES 1998-4

  1.  CLASS A CERTIFICATES
      Initial Investor Interest........................................  $552,486,188
      Certificate Rate.................................................  One Month LIBOR + 0.134%
      Controlled Accumulation Amount
        (subject to adjustment)........................................  $46,040,516
      Commencement of Controlled Accumulation
        Period (subject to adjustment).................................  July 31, 2007
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $59,195,465
      Enhancement......................................................  Subordination of Class B Certificates and
                                                                         Initial Collateral Interest
      Scheduled Payment Date...........................................  August 15, 2008
      Series 1998-4 Termination Date...................................  December 15, 2010
      Series Issuance Date.............................................  July 28, 1998

  2.  CLASS B CERTIFICATES
      Initial Investor Interest........................................  $46,040,000
      Certificate Rate.................................................  One Month LIBOR + 0.36%
      Annual Servicing Fee Percentage..................................  2.0%
      Initial Collateral Interest......................................  $59,195,465
      Scheduled Payment Date...........................................  September 15, 2008
      Series 1998-4 Termination Date...................................  Same as above for Class A Certificates
      Series Issuance Date.............................................  Same as above for Class A Certificates

PROSPECTUS

CHASE CREDIT CARD MASTER TRUSTS
(FORMERLY KNOWN AS CHEMICAL MASTER CREDIT CARD TRUSTS)
ASSET BACKED CERTIFICATES
CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Transferor
THE CHASE MANHATTAN BANK
Servicer

The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in a specified Chase Credit Card Master Trust (each, a "Trust"). Each Trust will be formed pursuant to a pooling and servicing agreement among a transferor, a servicer and a trustee, each as identified in the Prospectus Supplement related to the Series of Certificates representing interests in such Trust. The property of each Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. It is currently contemplated that Chase Manhattan Bank USA, National Association ("Chase USA" or the "Bank") will own the remaining undivided interest in each Trust not represented by the Certificates issued by such Trust. The Chase Manhattan Bank ("CMB"), an affiliate of Chase USA, initially will service the related Receivables.

Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates or floating or variable rate Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the related Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables of such Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 21.
--------------------------------------------------------------------------------

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUSTS ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF CHASE USA, CMB OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

Certificates may be sold by Chase USA directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to Chase USA from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of Chase USA associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

The date of this Prospectus is September 17, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating or variable rate Certificates and fixed rate Certificates included in such Series, if any; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of such Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the related Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of Chase USA or CMB to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     The Transferor has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Commission on behalf of the Trusts with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Bank has taken all reasonable care to ensure that the information contained in this Prospectus in relation to the Bank and the Certificates is true and accurate in all material respects and that in relation to the Bank and the Certificates there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Bank accepts responsibility accordingly.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Controller of Chase USA, 802 Delaware Avenue, Wilmington, Delaware 19801. Telephone requests for such copies should be directed to Chase USA, at (302) 575-5000.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT..........................     2
REPORTS TO CERTIFICATEHOLDERS..................     2
AVAILABLE INFORMATION..........................     2
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE....................................     2
PROSPECTUS SUMMARY.............................     4
RISK FACTORS...................................    21
THE TRUSTS.....................................    26
CHASE USA'S CREDIT CARD ACTIVITIES.............    27
  General......................................    27
  Acquisition and Use of Credit Card
     Accounts..................................    27
  Billing and Payments.........................    29
  Collection of Delinquent Accounts............    30
  Description of FDR...........................    31
  Interchange..................................    31
  Recoveries...................................    31
  Year 2000 Compliance.........................    31
THE RECEIVABLES................................    31
MATURITY ASSUMPTIONS...........................    33
USE OF PROCEEDS................................    33
CHASE USA......................................    34
DESCRIPTION OF THE CERTIFICATES................    34
  General......................................    34
  Book-Entry Registration......................    35
  Definitive Certificates......................    38
  Interest Payments............................    39
  Principal Payments...........................    39
  Transfer and Assignment of
     Receivables...............................    40
  Exchanges....................................    40
  Representations and Warranties...............    41
  Addition of Trust Assets.....................    43
  Removal of Accounts..........................    44
  Collection and Other Servicing
     Procedures................................    45
  Discount Option..............................    45
  Trust Accounts...............................    45
  Funding Period...............................    46
  Companion Series.............................    47
  Investor Percentage and Transferor
     Percentage................................    47
  Application of Collections...................    48
  Shared Excess Finance Charge Collections.....    49
  Shared Principal Collections.................    49
  Defaulted Receivables; Rebates and Fraudulent
     Charges; Investor
     Charge-Offs...............................    50

                                                  PAGE
                                                   --
  Defeasance...................................    50
  Final Payment of Principal;
     Termination...............................    50
  Pay Out Events...............................    52
  Servicing Compensation and Payment of
     Expenses..................................    52
  Certain Matters Regarding the Transferor and
     the Servicer..............................    53
  Servicer Default.............................    54
  Reports to Certificateholders................    55
  Evidence as to Compliance....................    55
  Amendments...................................    56
  List of Certificateholders...................    57
  The Trustee..................................    57
CREDIT ENHANCEMENT.............................    57
  General......................................    57
  Subordination................................    58
  Letter of Credit.............................    58
  Cash Collateral Guaranty or Account..........    58
  Collateral Interest..........................    58
  Surety Bond or Insurance Policy..............    59
  Spread Account...............................    59
  Reserve Account..............................    59
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.......    59
  Transfer of Receivables......................    59
  Certain Matters Relating to
     Receivership..............................    60
  Consumer Protection Laws.....................    61
TAX MATTERS....................................    63
  General......................................    63
  Treatment of the Certificates as Debt........    63
  Taxation of Interest Income of U.S.
     Certificate Owners........................    64
  Sale, Exchange or Retirement of
     Certificates..............................    64
  Possible Alternative Characterizations.......    64
  Non-U.S. Certificate Owners..................    65
  Information Reporting and Backup
     Withholding...............................    66
  FASIT Considerations.........................    67
  State and Local Taxation.....................    67
EMPLOYEE BENEFIT PLAN CONSIDERATIONS...........    68
PLAN OF DISTRIBUTION...........................    70
LEGAL MATTERS..................................    70

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

TYPE OF SECURITIES........................  Asset Backed Certificates (the "Certificates") evidencing an undivided interest in the assets of a Chase Credit Card Master
                                              Trust (each, a "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

TRUSTS....................................  Each Trust will be formed pursuant to a pooling and servicing agreement (each such agreement, an "Agreement") among a transferor, a servicer, and a trustee, each as identified in the Prospectus
                                              Supplement relating to the Series of Certificates representing interests in such Trust (each trustee under an Agreement, a
                                              "Trustee"). Each Trust will be created as a master trust under which one or more Series will be issued pursuant to a series supplement to the related Agreement (a "Series Supplement"). Any
                                              Series issued by a Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify the related Trust and all Series previously or
                                              concurrently issued by such Trust.

TRUST ASSETS..............................  The assets of each Trust will include receivables (the "Receivables")
                                              arising under certain MasterCard(Registered) and VISA(Registered)1 revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard and VISA accounts owned by the Transferor
                                              (the "Bank Portfolio") and all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and may include the right to receive Interchange and Recoveries, if any, allocable to the Trust and all monies on deposit in certain bank accounts of the Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related
                                              Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus
                                              Supplement. "Interchange" consists of certain fees received by the
                                              Transferor from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term
                                              "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class. The term "Credit Enhancement" means, with respect to any Series or
                                              Class thereof, any letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the

------------------
1 MasterCard(Registered) and VISA(Registered) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

                                              benefit of the Certificateholders of such Series or Class. Credit
                                              Enhancement may also take the form of subordination of one or more
                                              Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

                                            At the time of formation of each Trust and at certain other times subsequent thereto, the Transferor will convey to the related
                                              Trustee all Receivables existing under certain Accounts selected by the Transferor from the Bank Portfolio based on criteria provided in the related Agreement and all Receivables arising under such
                                              Accounts from time to time thereafter until termination of the related Trust. In addition, each Agreement will provide that the
                                              Transferor may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts to be included as Accounts ("Additional Accounts"), the Receivables of
                                              which will be included in the related Trust. Each Agreement may provide, that in lieu of Additional Accounts or in addition thereto, the Transferor may include in the related Trust,
                                              participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Servicer's or the Transferor's representations and warranties or for any other purpose. See "The Receivables" and "Description of the Certificates--Addition of Trust Assets" and "--Representations
                                              and Warranties."

THE TRANSFEROR............................  The "Transferor" shall mean (a) with respect to the time period prior to June 1, 1996, CMB (formerly known as Chemical Bank), (b) with respect to the time period beginning on June 1, 1996, Chase USA or
                                              (c) such other entity as identified in the applicable Prospectus
                                              Supplement. The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

CERTIFICATE INTEREST AND PRINCIPAL........  Each Series of Certificates will represent an undivided interest in the assets of the related Trust. Each Certificate of a Series will represent the right to receive (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or other type of rate and (ii) unless otherwise provided in the related Prospectus Supplement,

                                              payments of principal during the Controlled Amortization Period, the Principal Amortization Period, or, under certain limited circumstances, the Rapid Amortization Period (each, an
                                              "Amortization Period"), or on Scheduled Payment Dates, all as
                                              specified in the related Prospectus Supplement.

                                            Each Series of Certificates will consist of one or more Classes, one or more of which may be senior Certificates ("Senior Certificates")
                                              and one or more of which may be subordinated Certificates
                                              ("Subordinated Certificates"). Any Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate computation, and availability and form of
                                              Enhancement.

                                            The assets of each Trust will be allocated among the
                                              Certificateholders of each Series of such Trust and the holder of the Transferor Certificate of such Trust and, in certain
                                              circumstances, the related Credit Enhancement Provider. With respect to a Trust, the aggregate principal amount of the interest of the Certificateholders of a Series in such Trust is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables, plus the amount on deposit in certain accounts, in such Trust allocated to such Series. If specified in any Prospectus Supplement, the term "Investor
                                              Interest" with respect to the related Series will include the
                                              Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Transferor
                                              Certificate in a Trust is referred to herein as the "Transferor
                                              Interest," and is based on the aggregate amount of Principal
                                              Receivables, plus the amount on deposit in certain accounts, in such Trust not allocated to the Certificateholders or any Credit
                                              Enhancement Provider with respect to such Trust. See "Description of the Certificates--General."

                                            The Certificateholders of each Series will have the right to receive
                                              (but only to the extent needed to make required payments under the related Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance
                                              Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer
                                              ("Defaulted Accounts") for such month (each such percentage, an
                                              "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables
                                              and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable.
                                              If the Certificates of a Series offered hereby include more than one Class of

                                              Certificates, the assets of the related Trust allocable to the
                                              Certificates of such Series may be further allocated among each
                                              Class in such Series as described in the related Prospectus
                                              Supplement. See "Description of the Certificates--Investor
                                              Percentage and Transferor Percentage."

                                            The Certificates of each Series will represent interests in the related Trust only and will not represent interests in or recourse obligations of Chase USA, CMB or any of their affiliates. A
                                              Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the
                                              Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

RECEIVABLES...............................  The Receivables held in each Trust will arise in Accounts selected by the Transferor from the Bank Portfolio based on criteria provided in the related Agreement and described in the related Prospectus
                                              Supplement as applied initially on the date (the "Cut-Off Date")
                                              specified in the related Prospectus Supplement and, with respect to certain Additional Accounts, if any, on subsequent dates.

                                            The Receivables will consist of amounts charged by cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards (the "Principal Receivables"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees, including cash advance fees, late fees and annual membership fees (the "Finance
                                              Charge Receivables"); provided, however, that if the Transferor exercises the Discount Option with respect to a Trust, an amount equal to the product of the Discount Percentage and the amount of
                                              Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal
                                              Receivables will be treated as Finance Charge Receivables. See
                                              "Description of the Certificates--Discount Option." Recoveries and
                                              Interchange allocable to the Trust will be treated as Finance
                                              Charge Receivables. See "Chase USA's Credit Card Activities--
                                              Interchange" and "--Recoveries."

                                            During the term of each Trust, all new Receivables arising in the
                                              Accounts relating to such Trust will be transferred automatically to such Trust by the Transferor. The total amount of Receivables in each Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

                                            Pursuant to each Agreement, the Transferor will have the right
                                              (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Transferor Interest at a specified minimum level (the "Minimum Transferor Interest"), will be obligated, to designate additional eligible revolving credit card accounts to be included as Additional Accounts and to convey to the related Trust all of the Receivables in the
                                              Additional Accounts, whether such Receivables are then

                                              existing or thereafter created or, if so specified in the
                                              Prospectus Supplement relating to a Series, designate
                                              Participations to be included in the related Trust in lieu thereof or in addition thereto. See "Description of the
                                              Certificates--Addition of Trust Assets."

                                            Pursuant to each Agreement, the Transferor will have the right
                                              (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the
                                              Receivables in such Accounts (the "Removed Accounts"), whether such
                                              Receivables are then existing or thereafter created. See
                                              "Description of the Certificates--Removal of Accounts."

EXCHANGES.................................  Each Agreement will authorize the related Trustee to issue two types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below and
                                              (ii) a certificate that evidences the Transferor Interest (the
                                              "Transferor Certificate"), which initially will be held by the Bank and which will be transferable only as provided in the related
                                              Agreement. Pursuant to any one or more Series Supplements to the related Agreement, the holder of the Transferor Certificate may tender the Transferor Certificate or, if provided in the relevant
                                              Series Supplement, Certificates representing any Series (which may include Series offered pursuant to this Prospectus) issued by such
                                              Trust and the Transferor Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate
                                              (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other
                                              disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the
                                              Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                                            An Exchange may occur only upon delivery to the Trustee of the following: (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related
                                              Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and
                                              (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any
                                              Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of

                                              Credit Enhancement, (iv) if Credit Enhancement is required by the related Series Supplement, an appropriate Credit Enhancement agreement with respect thereto, (v) written confirmation from each
                                              Rating Agency that the Exchange will not result in such Rating
                                              Agency reducing or withdrawing its rating on any then outstanding
                                              Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the
                                              Transferor would not be required to add the Receivables of any
                                              Additional Accounts pursuant to the related Agreement and the
                                              Transferor Interest would be at least equal to the Minimum
                                              Transferor Interest and (vii) the existing Transferor Certificate and, if applicable, the Certificates representing the Series to be exchanged. See "Description of the Certificates--Exchanges."

DENOMINATIONS.............................  Unless otherwise specified in the related Prospectus Supplement, beneficial interests in the Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

BOOK-ENTRY REGISTRATION...................  Unless otherwise specified in the related Prospectus Supplement, the
                                              Certificates of each Series initially offered hereby will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive Certificates") are issued under the limited circumstances described herein. See "Description of the
                                              Certificates--Definitive Certificates."

CLEARANCE AND SETTLEMENT..................  Unless otherwise provided in the related Prospectus Supplement,
                                              Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or
                                              Cedel or Euroclear (in Europe). Transfer within DTC, Cedel or
                                              Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system.
                                              Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Certificates--Book-Entry
                                              Registration."

THE SERVICER..............................  The Chase Manhattan Bank ("CMB"). The principal executive office of
                                              CMB is located at 270 Park Avenue, New York, New York 10017, telephone number (212) 270-6000. The Servicer will receive a fee as servicing compensation from the related Trust in respect of each
                                              Series in the amounts and at the times specified in the related
                                              Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may
                                              be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, CMB may resign or be removed, in which event the Trustee or a third party servicer may be appointed as successor servicer (CMB, or

                                              any such successor servicer, is referred to herein as the
                                              "Servicer"). CMB is a wholly-owned subsidiary of The Chase
                                              Manhattan Corporation (the "Corporation"). CMB has delegated some of its servicing duties to FDR and has delegated substantially all of its other servicing duties to Chase USA effective as of June 1,
                                              1996. The principal executive office of Chase USA is located at 802
                                              Delaware Avenue, Wilmington, Delaware 19801, telephone number
                                              (302) 575-5000. See "Chase USA" and "Description of the
                                              Certificates--Certain Matters Regarding the Transferor and the
                                              Servicer."

COLLECTIONS...............................  Unless otherwise specified in the related Prospectus Supplement, the
                                              Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the related
                                              Agreement (the "Collection Account"). See "Description of the
                                              Certificates--Application of Collections." All amounts deposited in the Collection Account with respect to a Trust will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or
                                              Finance Charge Receivables may be otherwise characterized. See
                                              "Description of the Certificates--Discount Option." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Series of Certificates or Class thereof and the holder of the Transferor Certificate and, in certain circumstances, certain Credit Enhancement Providers. See
                                              "Description of the Certificates--Investor Percentage and
                                              Transferor Percentage."

INTEREST PAYMENTS.........................  Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus
                                              Supplement. Interest payments on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related
                                              Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the related Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the
                                              Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the
                                              Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the
                                              Certificates--Application of Collections," "--Shared Excess Finance
                                              Charge Collections," "Credit Enhancement" and "Risk Factors--Credit
                                              Enhancement."

REVOLVING PERIOD..........................  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation
                                              Period (the "Revolving Period"), collections of Principal
                                              Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Transferor Certificate or, under certain
                                              circumstances and if so specified in the related Prospectus
                                              Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by such
                                              Trust, as described herein and in the related Prospectus
                                              Supplement. See "Description of the Certificates--Pay Out Events"
                                              for a discussion of the events which might lead to early
                                              termination of the Revolving Period.

PRINCIPAL PAYMENTS........................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal
                                              Commencement Date"), in which case such Series will have either a
                                              Controlled Amortization Period or a Principal Amortization Period,
                                              as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus
                                              Supplement (the "Scheduled Payment Date"), in which case such
                                              Series will have an Accumulation Period, as described below. If a
                                              Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled
                                              Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or
                                              Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid
                                              Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein. See
                                              "Description of the Certificates--Principal Payments."

CONTROLLED AMORTIZATION PERIOD............  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization
                                              Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement)
                                              will be used on each Distribution Date to make principal
                                              distributions in amounts determined in the manner specified in the related Prospectus Supplement to the Certificateholders of such
                                              Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution
                                              Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled
                                              Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a
                                              Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related
                                              Prospectus Supplement may describe certain priorities among such
                                              Classes with respect to such distributions. The Controlled
                                              Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid
                                              Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if
                                              any, with respect to such Series and (c) the Series Termination
                                              Date with respect to such Series.

PRINCIPAL AMORTIZATION PERIOD.............  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization
                                              Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement)
                                              will be used on each Distribution Date to make principal
                                              distributions to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a
                                              Series has more than one Class of Certificates, the related
                                              Prospectus Supplement may describe certain priorities among such
                                              Classes with respect to such distributions. The Principal
                                              Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid
                                              Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if
                                              any, with respect to such Series and (c) the Series Termination
                                              Date with respect to such Series.

ACCUMULATION PERIOD.......................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Accumulation Period") during which collections of Principal Receivables allocable to the
                                              Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement
                                              (each a "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a
                                              "Principal Funding Account") and used to make

                                              distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the
                                              "Controlled Accumulation Amount") plus any deficit controlled accumulation amount arising from prior Distribution Dates. If a
                                              Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation
                                              Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation
                                              Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus
                                              Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period,
                                              (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus
                                              Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

                                            Funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of
                                              Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a
                                              Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar
                                              arrangement.

RAPID ACCUMULATION PERIOD.................  If so specified and under the conditions set forth in the Prospectus
                                              Supplement relating to a Series having a Controlled Accumulation
                                              Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid
                                              Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any,
                                              with respect to such Series and (c) the related Series Termination
                                              Date (the "Rapid Accumulation Period"), collections of Principal
                                              Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus
                                              Supplement) will be deposited on each Transfer Date in the
                                              Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the
                                              Scheduled Payment Date. The amount to be deposited in the Principal
                                              Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The term "Pay Out Event"
                                              with respect to a Series of

                                              Certificates issued by a Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Transferor, (b) the Transferor is unable for any reason to transfer Receivables to such Trust in accordance with the provisions of the related Agreement or (c) such trust becomes an
                                              "investment company" within the meaning of the Investment Company
                                              Act of 1940, as amended. See "Description of the Certificates--Pay
                                              Out Events" for a discussion of the events which might lead to commencement of a Rapid Accumulation Period.

                                            During the Rapid Accumulation Period, funds on deposit in any
                                              Principal Funding Account may be invested in permitted investments subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID AMORTIZATION PERIOD.................  During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus
                                              Supplement relating to a Series with a Controlled Accumulation
                                              Period, from such time specified in the related Prospectus
                                              Supplement after a Pay Out Event has occurred and the Rapid
                                              Accumulation Period has commenced, to the earlier of (a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if
                                              any, with respect to such Series have been paid in full and
                                              (b) the related Series Termination Date (the "Rapid Amortization
                                              Period"), collections of Principal Receivables allocable to the
                                              Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on or before each Distribution Date with respect to such
                                              Series in the manner and order of priority set forth in the related
                                              Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount.
                                              In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal
                                              Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. See
                                              "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to commencement of the Rapid
                                              Amortization Period.

SHARED EXCESS FINANCE CHARGE
  COLLECTIONS.............................  Any Series offered hereby may be included in a group of Series (a
                                              "Group"). If so specified in the related Prospectus Supplement, the
                                              Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance
                                              Charge Collections with respect to another Series within such Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related
                                              Prospectus Supplement, with respect to any Series, "Excess Finance
                                              Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement ("Additional
                                              Interest")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance
                                              Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor
                                              Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related
                                              Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the applicable Investor Percentage of Principal
                                              Receivables in Defaulted Accounts. The term "Investor Charge-Off"
                                              means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue
                                              Monthly Interest (together with, if applicable, Additional
                                              Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor
                                              Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge
                                              Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, if any, but not more than such Investor Default Amount. See
                                              "Description of the Certificates--Application of Collections,"
                                              "--Shared Excess Finance Charge Collections," "--Defaulted
                                              Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs"
                                              and "Credit Enhancement."

SHARED PRINCIPAL COLLECTIONS..............  If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables that are allocated to the
                                              Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared
                                              Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another
                                              Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

FUNDING PERIOD............................  The Prospectus Supplement relating to a Series of Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization
                                              Period or Accumulation Period with respect to such Series (the
                                              "Funding Period"), the aggregate amount of Principal Receivables in the related Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount"), which may be up to 100% of the aggregate principal amount of such
                                              Series, will be held in a trust account established with the related Trustee for the benefit of Certificateholders of such
                                              Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The Prospectus Supplement relating to a Series of
                                              Certificates will specify that the Funding Period for such Series will end on a specified date certain or earlier under certain circumstances, such as the commencement of the Rapid Amortization
                                              Period. The actual length of a Funding Period for a Series will be contingent upon another event such as the generation by the
                                              Transferor of additional Principal Receivables or the term of the
                                              Amortization Period or Accumulation Period of a related Companion
                                              Series. Generally, the Amortization Period or Accumulation Period
                                              of a related Companion Series will depend upon the payment rate of the Receivables in the Trust. See "Maturity Assumptions." Until the
                                              end of the Funding Period of a Series paired with a related
                                              Companion Series, the Certificates of such Series will evidence an undivided interest in Receivables to the extent of the Investor
                                              Interest in such Series and in funds on deposit in the Pre-Funding
                                              Account and Permitted Investments of such funds to the extent of the difference between the aggregate principal amount of the
                                              Certificate of such Series (the "Full Investor Interest") and the
                                              Investor Interest. The related Prospectus Supplement will specify the initial Investor Interest on the Closing Date with respect to such Series, the Full Investor Interest and the date by which the
                                              Investor Interest is expected to equal the Full Investor Interest.
                                              The Investor Interest will increase as Principal Receivables are delivered to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. The Investor
                                              Interest may also decrease due to Investor Charge-Offs.

                                            During the Funding Period, funds on deposit in the Pre-Funding
                                              Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor
                                              Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding
                                              Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus
                                              Supplement.

                                            If so specified in the related Prospectus Supplement, funds on deposit in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

COMPANION SERIES..........................  If so specified in the related Prospectus Supplement, a Series of
                                              Certificates may be paired with another Series issued by the related Trust (a "Companion Series") on or prior to the
                                              commencement of an Accumulation Period or Amortization Period for
                                              such Series. As the Investor Interest of the Series having a
                                              Companion Series is reduced, the Investor Interest of the Companion
                                              Series will increase by an equal amount. Upon payment in full of such Series, the Investor Interest of the Companion Series will have increased by the amount of the Investor Interest paid to
                                              Certificateholders of such Series. If a Pay Out Event occurs with respect to the Series having a Companion Series or with respect to the Companion Series when such Series is in an Amortization Period or Accumulation Period, the Investor Percentage in respect of collections of Principal Receivables for the Series and the
                                              Investor Percentage in respect of collections of Principal
                                              Receivables for the Companion Series may be reset as specified in the related Prospectus Supplement. Resetting of such Investor
                                              Percentage may have the effect of reducing the amount of
                                              collections of Principal Receivables allocable to the Series that is paired with the Companion Series. While the issuance of a
                                              Companion Series will be subject to the conditions described under
                                              "Description of the Certificates--Exchanges," there can be no assurance that the terms of a Companion Series will not have an impact on the timing or amount of payments received on the Series with which it is paired. See "Maturity Assumptions" and
                                              "Description of the Certificates--Companion Series."

CREDIT ENHANCEMENT........................  Credit Enhancement with respect to a Series or any Class thereof may be provided in the form or forms of subordination, a letter of credit, a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account or other form of support as specified in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of different Series by a cross-
                                              support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more
                                              Classes of a particular Series before distributions are made to one or more Classes of another Series.

                                            The type, characteristics and amount of the Credit Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Credit Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a
                                              Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, will be described in the related
                                              Prospectus Supplement. See "Credit Enhancement" and "Risk
                                              Factors--Certificate Rating."

OPTIONAL REPURCHASE.......................  With respect to each Series of Certificates, the Investor Interest will be subject to optional repurchase by the Transferor on any
                                              Distribution Date after the Investor Interest and the Enhancement
                                              Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor
                                              Interest, if any, or such other amount specified in the related
                                              Prospectus Supplement, if certain conditions set forth in the related Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such
                                              Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested
                                              Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs. See
                                              "Description of the Certificates--Final Payment of Principal;
                                              Termination."

CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.............................  The Transferor will represent and warrant in each Agreement that the transfer by it to the related Trust is either a valid transfer and assignment to such Trust of the related Receivables, or the grant to such Trust of a security interest in such Receivables. There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the Closing
                                              Date could have an interest in such Receivables with priority over such Trust's interest. A Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables.
                                              See "Certain Legal Aspects of the Receivables."

TAX STATUS................................  Except to the extent otherwise specified in the related Prospectus
                                              Supplement, counsel to the Bank is of the opinion that under existing law the Certificates of each Series will properly be characterized as debt for United States ("U.S.") federal income tax purposes. Except to the extent otherwise specified in the related
                                              Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as debt for all U.S. and foreign income

                                              and franchise tax purposes. See "Tax Matters" for additional information concerning the application of U.S. federal income tax laws.

ERISA CONSIDERATIONS......................  Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Transferor anticipates that each Class of Certificates will be eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the assets of each
                                              Trust would not be deemed "plan assets" of an employee benefit plan holding the Certificates of any Class if certain conditions are met, including that the Certificates of such Class must be held, upon completion of the public offering being made hereby and by the related Prospectus Supplement, by at least 100 investors who are independent of the Transferor and of one another ("Independent
                                              Investors"). Except to the extent otherwise disclosed in the related Prospectus Supplement, the Transferor expects that each
                                              Class of Certificates will be held by at least 100 Independent
                                              Investors at the conclusion of the initial public offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met.
                                              The Transferor anticipates that the other conditions of the regulation will be met. If the assets of a Trust were deemed to be
                                              "plan assets" of an employee benefit plan investor (e.g., if the
                                              100 Independent Investor criterion is not satisfied), violation of the "prohibited transaction" rules of the Employee Retirement
                                              Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and the
                                              Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving such Trust's assets. Accordingly, fiduciaries or other persons contemplating purchasing Certificates on behalf of or with
                                              "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "Employee Benefit Plan
                                              Considerations."

CERTIFICATE RATING........................  It will be a condition to the issuance of the certificates of each
                                              Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the
                                              Transferor to rate any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus
                                              Supplement.

                                            Any rating assigned to the Certificates of a Series or a Class by a
                                              Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the scheduled maturity date set forth in the related Prospectus
                                              Supplement, and in the case of interest, on the applicable interest payment dates. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the
                                              Trust), of the amounts held in any trust account for the benefit of any Series or Class (including in any Pre-Funding Account) and the availability of any Enhancement with respect to such Series or
                                              Class.

                                            A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated
                                              independently of any other rating. See "Risk Factors--Certificate
                                              Rating."

LISTING...................................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

     Transfer of Receivables. A court could treat the transfer of Receivables to each Trust as the grant of a security interest in such Receivables for the benefit of holders of Certificates issued by such Trust. The Transferor will represent and warrant in each Agreement that the transfer of the Receivables to the related Trust is either a valid assignment of the related Receivables to such Trust or the grant to the related Trust of a security interest in such Receivables. The Transferor will take, with respect to each Trust, certain actions as are required under Delaware or New York law, as the case may be, to perfect each such Trust's security interest in the related Receivables, and the Transferor will warrant that, if the transfer to such Trust is deemed to be a grant to such Trust of a security interest in the related Receivables, the Trustee will have a first priority perfected security interest therein, and, subject to the limitations described in the penultimate sentence of this paragraph, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "Description of the Certificates--Representations and Warranties"). Nevertheless, if the transfer of Receivables to a Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while CMB or Chase USA is the Servicer, collections will be commingled with such bank's general funds and used for its benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of Chase USA or CMB, as the case may be, the Trust may not have a perfected security interest in such collections. If the short-term deposit rating of Chase USA or CMB, as the case may be, is reduced below A-1 or P-1 by the applicable Rating Agency, such bank will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

     Certain Matters Relating to Receivership. Chase USA is chartered as a national bank and is primarily subject to regulation and supervision by the United States Comptroller of the Currency (the "Comptroller"). If Chase USA becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver. The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise as receiver for the Transferor. With respect to the appointment of a receiver or conservator for the Transferor, subject to certain qualifications, a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of judicial proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). On April 10, 1990, the Resolution Trust Corporation (the "RTC"), formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy

Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable by the conservator, receiver, or the trustee in an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. The FDIC, however, has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. In addition, in one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Transferor repudiated its obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

     If a conservator or receiver were appointed for the Transferor, then a Pay Out Event would occur with respect to all Series then outstanding and, pursuant to the related Agreement, new Principal Receivables would not be transferred to the related Trust, and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each Series of Certificates, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to Certificateholders of a Series if the net proceeds of such sale allocable to such Series were insufficient to pay the Certificateholders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables to a Trust. If no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the related Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

     Consumer Protection Laws; Litigation. The Accounts and the Receivables are subject to numerous federal, state and local consumer protection laws that impose requirements on the making and collection of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. Federal or state legislation could be enacted which would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts. One potential effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."

     Pursuant to each Agreement, the Transferor will covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Transferor will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the related Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates-- Representations and Warranties," of the Receivables affected thereby. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other source. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     Competition in the Credit Card Industry. The credit card industry is highly competitive. As new credit card issuers enter the market and issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. Each Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to a Trust, a Pay Out Event could occur with respect to each Series relating to such Trust, in which case the Rapid Amortization Period with respect to each such Series would commence.

     Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or an Accumulation Period for a Series or Class thereof with respect to a Trust will be dependent upon the continued generation of new Receivables to be conveyed to such Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new receivables to be conveyed to each Trust and may also affect payment patterns. In addition, increased convenience use (which occurs when cardholders pay their balances in full every month and thus avoid all finance charges on their purchase balances) would decrease the effective yield on the Accounts. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. See "Maturity Assumptions."

     Social, Technological and Economic Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have billing addresses in all 50 states and the District of Columbia. The Bank, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future use of credit or repayment patterns.

     Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in a Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the senior Certificateholders and any remainder will be used to pay amounts due to the subordinated Certificateholders.

     Effects of Prepayment Distinctions Among Classes. Classes of Certificates may be issued to which may be allocated the risk of early repayment within a Series. With respect to such a Class, a Holder of a Certificate of such Class will be more likely to receive prepayment of his Certificate than would otherwise be the case. In such event such Holder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of any such repayment. There can be no assurance that the Holder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. Assuming that a Holder could identify an identical reinvestment opportunity, an early repayment could benefit a Holder who acquired a Certificate of such Class at a discount and harm a Holder who acquired a Certificate of such Class at a premium.

     Effect on Certain Pre-Funded Series of Ability to Generate Additional Receivables. With respect to Certificates of a Series having a Class that employs a Pre-Funding Account in anticipation of the Transferor transferring additional Receivables to the related Trust, if, and to the extent that, the requisite amount of such Receivables are not created during the Pre-Funding Period specified in the related Prospectus Supplement, the Certificateholders of such Class will receive the balance remaining in the Pre-Funding Account at the end of the Pre-Funding Period as an early repayment of Certificate principal. See "--Competition in the Credit Card Industry" and "--Payments and Maturity" and "Description of the Certificates--Funding Period." In such event the Holder of such a Certificate will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment. See "Risk Factors--Effects of Prepayment Distinctions Among Classes."

     Ability to Change Terms of the Accounts. Pursuant to each Agreement, the Transferor does not transfer to the related Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts, including changing the annual percentage rate from a fixed rate to a variable rate. To the extent that there is an increase in the proportion of Receivables in variable rate Accounts, the effective yield on such Accounts will be affected by fluctuations in the prime rate, and decreases in the prime rate could reduce the yield on such Accounts. A decrease in the monthly periodic finance charge and a reduction in credit card or other fees would decrease the effective yield on the Accounts with respect to a Trust and could result in the occurrence of a Pay Out Event with respect to each Series relating to such Trust and the commencement of the Rapid Amortization Period with respect to each such Series. Unless otherwise specified in the related Prospectus Supplement, under each Agreement the Transferor will agree that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not reduce the annual percentage rate of the monthly periodic finance charges assessed on the related Receivables or other fees on the related Accounts if, as a result of such reduction, the Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each such Series. In addition, unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that the Bank may change the terms of the contracts relating to the related Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, credit card fees, and charge offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the related Accounts which are subject to such change. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change the Account terms.

     Basis Risk. A portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. The Certificate Rate applicable to a Series of Certificates issued by such Trust may be based upon an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index which does not coincide with a decline in the index upon which the Certificate Rate is based, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series will not be similarly reduced.

     Master Trust Considerations. Each Trust, as a master trust, may issue Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by a Trust that each Rating Agency that has rated any outstanding Series issued by such Trust deliver written confirmation to the Trustee that such additional issuance will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates--Exchanges."

     Addition of Trust Assets. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to a Trust. Such Additional Accounts are expected to include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to such Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the Bank's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, each Agreement provides that the Bank may add Participations to a Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets."

     Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the related Agreement or the related Series Supplement. However, the related Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the related Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholders of such Series to achieve the results from the vote that they desire.

     Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class (including each Series that includes a Pre-Funding Account) will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the scheduled maturity date set forth in the related Prospectus Supplement, and in the case of interest, on the applicable interest payment dates.

The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of any Series or Class (including in any Pre-Funding Account) and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     The Transferor will request a rating of each Class of Certificates offered hereby by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request. Only rating agencies that have been requested to rate a particular Series will be a "Rating Agency" for purposes of such Series.

     Credit Enhancement. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Credit Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, Credit Enhancement available to one Series issued under a Trust will not be available to any other Series under such Trust. See "Credit Enhancement."

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominee. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in each Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                   THE TRUSTS

     Each Trust will be formed pursuant to an Agreement in accordance with the laws of the State of New York, unless otherwise specified in the related Prospectus Supplement. No Trust will engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, no Trust is expected to have any need for additional capital resources other than the assets of such Trust.

                       CHASE USA'S CREDIT CARD ACTIVITIES

GENERAL

     The Bank Portfolio consists of MasterCard and VISA accounts that were originated prior to June 1, 1996 (the "Account Transfer Date") by Chemical Bank (the "Old Chemical Bank Portfolio"), the portfolio of MasterCard and VISA accounts that have been originated on and after the Account Transfer Date by Chase USA and that were originated pursuant to a co-branding arrangement which had been in place prior to the Account Transfer Date between a third party and Chemical Bank or were originated through applications made available to prospective cardholders at branch banking facilities operated by Chemical Bank prior to the Account Transfer Date (the "New Chemical Bank Portfolio," and together with the Old Chemical Bank Portfolio, the "Chemical Bank Portfolio"), the MasterCard and VISA accounts that were originated prior to the Account Transfer Date by Chase USA (the "Old Chase Portfolio") and the portfolio of MasterCard and VISA accounts that have been originated on and after the Account Transfer Date and that are not part of the New Chemical Bank Portfolio (the "New Chase Portfolio" and, together with the Old Chase Portfolio, the "Chase Portfolio"). The Chemical Bank Portfolio together with the Chase Portfolio is herein referred to as the "Bank Portfolio." On the Account Transfer Date, the MasterCard and VISA accounts comprising the Chemical Bank Portfolio were transferred from Chemical Bank to Chase USA.

     The Receivables which the Bank will convey to each Trust pursuant to the related Agreement have been and will be generated from transactions made by holders of certain VISA and MasterCard credit card accounts, which are regular accounts, and certain Gold VISA and MasterCard, GrandElite Gold VISA and MasterCard and Platinum VISA and MasterCard credit card accounts, which are premium accounts, including in each case co-branded accounts. Premium cards are targeted at individuals with higher levels of income. The Bank services these accounts at its facilities located in Hicksville, New York; Brooklyn, New York; Tempe, Arizona and Tampa, Florida. Certain data processing and administrative functions associated with the servicing of the Chemical Bank Portfolio have been, and since October 20, 1996, on behalf of the entire Bank Portfolio are, performed through First Data Resources, Inc. ("FDR"). See "--Description of FDR."

     Pursuant to a master pooling and servicing agreement dated as of June 1, 1991 between Chase USA, as seller and servicer, and Yasuda Bank and Trust Company (U.S.A.) as trustee, the Chase Manhattan Credit Card Master Trust (the "Chase Manhattan Trust") has issued several series of asset backed certificates (each such series, a "Chase Manhattan Series") evidencing undivided interests in receivables generated by certain accounts in the Chase Portfolio (the "Securitized Chase Portfolio"). As long as any Chase Manhattan Series remains outstanding, receivables in accounts which remain in the Securitized Chase Portfolio will not be available for addition to the Trusts, although the Transferor would be permitted to add Participations in the Chase Manhattan Trust to the assets of the Trusts. See "Description of the Certificates--Addition of Trust Assets."

     Accounts in the Chase Portfolio which are not in the Securitized Chase Portfolio have been added and are expected to be added in the future and accounts in the New Chase Portfolio are expected to be added, at some time in the future, to the Trusts. There can be no assurance, however, that such accounts will be added or that, if added, the receivables in such accounts will constitute a material portion of the Receivables in the Trusts.

     In addition, accounts in the Chase Portfolio, the Chemical Bank Portfolio and the New Chase Portfolio were originated under policies and procedures which differed from each other in certain respects. The Bank does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Trusts or on the interests of the Certificateholders.

ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

     The accounts were generated under the VISA U.S.A., Inc. ("VISA") or MasterCard International Inc. ("MasterCard International") programs and were originated, purchased by, or otherwise transferred to, the Bank. The Bank is a member of VISA and of MasterCard International. VISA and MasterCard International license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

     The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

     The VISA and MasterCard credit cards from which the Accounts were established may be used to purchase merchandise and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy merchandise or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine, by a check drawn on an Account or through the use of overdraft protection. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables.

     The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (a) direct mail and telemarketing solicitation for accounts on a pre-screened credit basis, (b) applications mailed directly to prospective cardholders, (c) applications made available to prospective cardholders at the Bank's branch banking facilities and point of sale outlets,
(d) applications generated by advertising on television, radio and in magazines and on the internet and (e) purchases of accounts from other credit card issuers.

     In each case where an account is generated through an application, the Bank reviews the application for completeness and creditworthiness. Applications provide information to the Bank on the applicant's employment history, income and residence status. In addition to reviewing the application, the Bank obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report, the Bank may resolve the inconsistency regarding the applicant by contacting employers or credit references. The Bank generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed by independent consulting firms and proprietary models and data. Credit scoring is intended to provide a general indication, based on the information available, including data provided from applications and credit bureaus, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to the Bank's credit risk tolerance at the time of approval. The Bank personnel and outside consultants regularly review the predictive accuracy of the scoring models.

     Once an application to open an account is approved an initial credit limit is established for the account based on the applicant's credit score and the applicant's level of income. At least once per year a systematic evaluation of cardholder payment and behavioral information is used to determine eligibility for automatic credit line increases. Credit limits may also be adjusted at the request of the applicant, subject to the Bank's independent evaluation of the applicant's payment and usage history.

     The Bank also generates new accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-screened by the Bank. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with the Bank's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered the Bank's credit card without having to complete a detailed application. Various credit limits are offered to members of the group being solicited, which are based upon the prospective cardholder's credit profile and the level of existing and potential indebtedness relative to inferred income based on geographic and demographic characteristics.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments) and to sell or transfer the accounts and any amounts owed on such accounts to another creditor.

     The Bank has added, and may continue to add, accounts to its portfolio by purchasing credit card accounts from other financial institutions. Credit card accounts that have been purchased by the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts and may not have been subject to the same level of credit review as accounts established by the Bank. Following acquisition, purchased accounts are evaluated against the same criteria utilized by the Bank to maintain Bank-originated accounts to determine whether any of the purchased accounts should be closed immediately. Any of the purchased accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open, subject to the same criteria the Bank uses to evaluate Bank-originated accounts. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. Following acquisition, credit limits on purchased accounts will be adjusted based on the criteria applied to Bank-originated accounts.

BILLING AND PAYMENTS

     The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Bank to cardholders. The following information reflects the current billing and payment characteristics of the Accounts. When an account is established, it is randomly assigned to a billing cycle. Currently, there are 20 billing cycles. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders.

     The Bank generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000% ( 1/50 expressed as a percentage). If the amount so calculated is less than $10.00, it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

     A daily periodic finance charge is assessed on certain Principal Receivables for each billing cycle. Daily periodic finance charges for a billing cycle are not assessed on Principal Receivables which arise from new purchases made during such billing cycle if either on the first day of such billing cycle there was no purchase balance outstanding or if the purchase balance outstanding on the first day of such billing cycle is paid in full during such billing cycle or if on the last day of such billing cycle there is no purchase balance outstanding. The daily periodic finance charge assessed on cash advances and applicable purchase balances is calculated by multiplying (i) the average daily cash advance and applicable purchase balance during the billing cycle by
(ii) the applicable daily periodic finance charge by (iii) the number of days in the billing cycle. In calculating the daily cash advance and purchase balance on each day the Bank will add the interest amount accrued on the previous day's ending balance of the daily cash advance and purchase balance. Cash advances are included in the average daily cash advance balance and purchases are included in the average daily purchase balance from the date such advance or purchase occurs or, in certain circumstances, on the first day of the billing cycle following the billing cycle in which such advance or purchase occurs. The annual percentage rate for fixed rate accounts ranges from 9.9% per annum to 19.8% per annum. The current annual percentage rate for variable rate accounts is based on The Wall Street Journal prime rate plus a spread generally ranging from 4.4% to 13.99%. The Bank also offers temporary promotional rates and promotional rates on transferred balances, and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by the Bank generally. To the extent that the amount of any finance charge applicable to a purchase balance is less than $0.50, the Bank increases such amount to $0.50.

     The Bank charges annual membership fees on accounts originated pursuant to certain of its solicitations while certain other accounts carry no annual membership fee. For those accounts with an annual membership fee, such fee is generally $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. The Bank may waive the annual membership fees, or a portion thereof, in connection with solicitations of new accounts (and has done so for portions of recent solicitations) or when the Bank determines a waiver to be necessary to operate its credit card business on a competitive basis. In addition to the annual membership fee, the Bank may charge accounts certain other fees (at the rates specified below) including: (i) a late fee of $29.00 with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date set forth on the monthly billing statement; (ii) a cash advance fee of 3.0% of the amount of each cash advance, but such cash advance fee shall not be less than $3.00; (iii) a fee of $29.00 for each check written on an account (a cash advance) which is returned to the Bank as a result of the account being delinquent or overdrawn; (iv) a fee of $29.00 with respect to each check submitted by a cardholder in payment of an account which is dishonored; and (v) an overlimit charge of $29.00 if, at the end of the billing cycle, the total amount owed for principal and finance charges, in respect of purchases and cash advances exceeds the cardholder's credit line.

     Payments by cardholders to the Bank on the Accounts are processed and applied first to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled transactions in the order determined by the Bank and then to unbilled finance charges. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

COLLECTION OF DELINQUENT ACCOUNTS

     The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due. The Bank classifies an account as "over limit" if its posted balance exceeds its credit limit.

     Efforts to collect delinquent credit card receivables are made by the Bank's personnel and collection agencies and attorneys retained by the Bank. Collection procedures are determined by an adaptive control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, the Bank includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the control system, the Bank mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. Based upon the control system, the Bank may suspend an account as early as the date on which such account becomes 30 days or more delinquent and generally does so by the time the account becomes 50 days delinquent. One hundred days after an account becomes delinquent the credit card is automatically canceled. Based on the Bank's analysis of a cardholder's behavior through the control system, the Bank may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, the Bank may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

     The Bank's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred fifty
(150) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

     Under the terms of an Agreement, Recoveries may be included in the assets of the Trust to the extent, if any, specified in the applicable Series Supplement for any Series.

DESCRIPTION OF FDR

     FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

INTERCHANGE

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Interchange. Interchange will be allocated to the Trust, on the basis of the percentage equivalent of the ratio which the amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period bears to the total amount of purchases of merchandise and services relating to the Bank Portfolio with respect to such Monthly Period. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

RECOVERIES

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Recoveries. Recoveries will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables.

YEAR 2000 COMPLIANCE

     The Corporation has been actively working on the year 2000 computer problem for the past several years and has made significant progress in repairing its systems. The Corporation's year 2000 remediation program includes repair of the systems of the Bank and of the Servicer for the Trust. To date, the Corporation has completed the inventory, assessment and strategy phases of its year 2000 program. During these phases, the Corporation identified hardware and software that required modification, developed implementation plans, prioritized tasks and established implementation time frames. The process undertaken by the Corporation has required working with vendors, third-party service providers and customers, as well as with the Corporation's internal users of systems applications. Although many applications, interfaces and locations are already able to handle post-year 2000 data processing, much work remains to be completed. During 1998, year 2000 activities are being given highest priority, and the Corporation is targeting to have all major systems repaired, including those systems that are used by the Corporation in connection with the Trust, and the majority of testing of such systems, including those used in connection with the Trust, completed by year end. Notwithstanding the substantial expense involved in such efforts by the Corporation, it is not expected that the Trust will be required to bear any expense in connection with the Corporation's year 2000 remediation program.

                                THE RECEIVABLES

     The Receivables conveyed to each Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the related Agreement as applied on the relevant Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the related Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to an Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to each Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of each Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the related Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties."

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the related Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                              MATURITY ASSUMPTIONS

     Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

     No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to any Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

     The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period. There can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. In addition if, after the issuance of a Series, a related Companion Series is issued and a Rapid Amortization Period commences, payments to the Holders of such Series may be delayed. See "Description of the Certificates--Companion Series."

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                                   CHASE USA

     Chase USA, a wholly-owned banking subsidiary of The Chase Manhattan Corporation (the "Corporation"), was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the Comptroller. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

     The Corporation is a bank holding company, the principal bank subsidiary of which is The Chase Manhattan Bank, a New York State bank.

     The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series. Each Series will represent an interest in the specified Trust other than the interests represented by any other Series of Certificates issued by such Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series will be issued pursuant to an Agreement entered into by the Bank and the Trustee named in the related Prospectus Supplement and a Series Supplement to the Agreement. The Prospectus Supplement for each Series will describe any provisions of the particular Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following is a summary of the provisions common to each Series of Certificates. The summaries are qualified in their entirety by reference to the provisions of the related Agreement and Series Supplement.

GENERAL

     The Certificates of each Series will represent undivided interests in certain assets of the related Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in such Trust. Unless otherwise specified in the related Prospectus Supplement, the Investor Interest for each Series of Certificates on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in each Trust not represented by the Certificates issued and outstanding under such Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from each Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor

Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the related Agreement and Prospectus Supplement, the Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See "--Certain Matters Regarding the Transferor and the Servicer."

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in each Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Interest in each Trust may also be reduced as the result of an Exchange. See "--Exchanges."

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Bank, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or one or more Classes thereof, on the Luxembourg Stock Exchange, or all or a portion of such Series or Classes thereof on any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

     To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the Transferor as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

     Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or, if such Holder holds more than an aggregate principal amount of such Definitive Certificates to be specified in the Agreement, by wire transfer to such Holder's account. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions. In addition, if the Certificates are listed on the

Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any Certificate, will also be made at the offices of Banque Generale du Luxembourg, S.A.

     Definitive Certificates will be transferable and exchangeable at the offices of any of the Transfer Agents and Registrars, which shall initially be CMB and the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

     For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the related Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate for each Class thereof, and, for a Series or each Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, the formula, index or other method by which such Certificate Rates are determined and any cap or other limitations on any Certificate Rate.

PRINCIPAL PAYMENTS

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The Transferor will transfer and assign at the time of formation of each Trust all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts.

     In connection with each such initial transfer and in connection with each subsequent transfer of Receivables to a Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to such Trust. In addition, the Transferor will provide to the Trustee with respect to each Trust computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date of transfer. The Transferor will not deliver to the related Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to a Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file with respect to each Trust Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of applicable state law. See "Risk Factors--Transfer of Receivables" and "Certain Legal Aspects of the Receivables."

EXCHANGES

     For each Series of Certificates, the related Agreement will provide for the related Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Transferor Certificate, a certificate which evidences the Transferor Interest, which initially will be held by the Transferor and will be transferable only as provided in the related Agreement. The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Transferor Certificate may tender such Transferor Certificate, or the Transferor Certificate and the Certificates evidencing any Series of Certificates issued by such Trust, to the related Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate. Pursuant to each Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the related Trust will be required or will intend to obtain the consent of, or be subject to the prior review by, any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in the related Prospectus Supplement, the holder of the Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued under a Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the related Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. The holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement with respect to each Series. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the

Transferor Certificate will also have the option under the related Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under a related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the related Agreement. Under each Agreement, the holder of the Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under each Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series (and, if applicable, each Class thereof): (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. Each Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) a Tax Opinion, (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add Additional Accounts pursuant to the related Agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest and (vii) the existing Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in each Agreement, certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the related Agreement and (b) as of the relevant Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the related Trustee or to the Transferor and the related Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the related Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in each Agreement representations and warranties to the related Trust relating to the Receivables in such Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by such Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and
(b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause
(b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in each Agreement representations and warranties to the related Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by such Trust (a) the related Agreement will constitute a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under such Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under such Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Account" will mean, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the related Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the obligor of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Transferor as counterfeit, deleted, fraudulent, stolen or lost, (e) which has either been originated by the Transferor or acquired by the Transferor from other institutions and (f) which has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under each Agreement, the definition of Eligible Account may be changed by amendment to such Agreement without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account,
(b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Transferor or the related Trust has good title free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS

     As described above under "The Receivables," the Transferor will have the right to designate for each Trust, from time to time, Additional Accounts to be included as Accounts with respect to such Trust. In addition, the Transferor will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the related Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created.

     Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

     In addition to or in lieu of Additional Accounts, the Transferor will be permitted to add to the related Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the related Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. Each Agreement may be amended to permit the addition of a Participation in a Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust. To the extent required pursuant to the Securities Act, any Participations transferred to a Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the issuer or an affiliate.

     Except as described in the following paragraph, a conveyance by the Transferor to a Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the date the Receivables in such Account are first added to the Trust (the "Addition Date"), an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent; (iv) the Transferor shall deliver an opinion of counsel with respect to the security interest of the Trust in the Receivables in the Additional Accounts or the Participations transferred to the Trust and
(v) under certain circumstances, if any, specified in the related Prospectus Supplement with respect to Additional Accounts and Participations, each Rating Agency then rating any Series of Certificates outstanding under such Trust shall have consented to the addition of such Additional Accounts or Participations.

     If specified in the related Prospectus Supplement, Additional Accounts may be automatically added to the Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account or
(ii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee a computer file or microfiche list of all such included Accounts. In connection with any such automatic addition of Additional Accounts, the Transferor will be required to satisfy the conditions specified in clause (iii) in the preceding paragraph.

     In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of each Trust, a Report on Form 8-K with respect to any addition to a Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of such Trust.

REMOVAL OF ACCOUNTS

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the related Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur;
(ii) the Transferor shall have delivered to the related Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under such Trust were utilized in selecting the Removed Accounts to be removed from such Trust; (iv) each Rating Agency then rating each Series of Certificates outstanding under such Trust shall have received notice of such proposed removal of Accounts and the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then current rating for any such Series;
(v) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified;
(vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the related Prospectus Supplement) of the aggregate amount of the Principal Receivables in such Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or highest Investor Interest at any time during the Revolving Period, as applicable, of such Series; (vii) such other conditions as are specified in the related Prospectus Supplement; and (viii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vii) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account without the consent of the related Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

     For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION

     The Transferor may at any time designate a specified fixed or variable percentage as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the related Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Such designation will become effective upon satisfaction of the requirements set forth in the related Agreement, including confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the related Trust. Collections of Receivables to which such Discount Option is applicable that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

TRUST ACCOUNTS

     Unless otherwise specified in the Prospectus Supplement relating to a Trust, the related Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. Each Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish one or more "Distribution Accounts" each of which shall be Eligible Deposit Accounts. The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (a) the Servicer,
(b) a depository institution (which may be the Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc. ("Moody's"), (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (y) a certificate of deposit rating of "A-1+" by Standard & Poor's Ratings Service ("Standard & Poor's") and
(iii) is a member of the FDIC or (c) any other institution that is acceptable to the Rating Agencies. Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for each Trust will be invested, at the direction of the Servicer, in
(i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investment that by its terms converts to cash within a finite time period if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. Unless otherwise specified in the related Prospectus Supplement, CMB will be the paying agent (the "Paying Agent") and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

     For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period specified in such Prospectus Supplement, the Pre-Funding Amount, which may be up to 100% of the aggregate principal amount of the Certificates of such Series, will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The Prospectus Supplement relating to a Series of Certificates will specify that the Funding Period for such Series will end on a specified date certain or earlier under certain circumstances, such as the commencement of the Rapid Amortization Period. The actual length of a Funding Period for a Series may be contingent upon another event such as the generation by the Transferor of additional Principal Receivables or the term of the Amortization Period or Accumulation Period of a related Companion Series. Generally, the Amortization Period or Accumulation Period of a related Companion Series will depend upon the payment rate of the Receivables in the Trust. See "Maturity Assumptions." Until the end of the Funding Period of a Series paired with a related Companion Series, the Certificates of such Series will evidence an undivided interest in Receivables to the extent of the Investor Interest in such Series and in funds on deposit in the Pre-Funding Account and Permitted Investments of such funds to the extent of the difference between the Full Investor Interest and the initial Investor Interest. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such event will result in an early repayment of Certificate principal and the Certificateholders of such Series will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment.

     If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

COMPANION SERIES

     If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with a Companion Series issued by the related Trust on or prior to the commencement of the Amortization Period or Accumulation Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest in the related Trust of the Companion Series will be increased. If a Pay Out Event occurs with respect to the Series having a Companion Series or with respect to the Companion Series when the Series is in an Amortization Period, the Investor Percentage in respect of collections of Principal Receivables for the Series and the Investor Percentage in respect of collections of Principal Receivables for the Companion Series may be reset as provided in the related Prospectus Supplement. Resetting of such Investor Percentage may have the effect of reducing the amount of collections of Principal Receivables allocable to the Series that is paired with the Companion Series. While the issuance of a Companion Series will be subject to the conditions described under "--Exchanges," there can be no assurance that the terms of a Companion Series might not have an impact on the timing or amount of payments received on the Series with which it is paired. See "Maturity Assumptions."

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     For each Trust, the Servicer will allocate between the Investor Interest of each Series issued by such Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization

Period and the Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

     The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

     Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into the Collection Account for the related Trust, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as CMB remains the Servicer under the related Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit or other credit support acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of the related Series (and if a Trust has issued more than one Series, any Series of certificates then issued and outstanding thereunder), or (b) the Servicer has and maintains a minimum certificate of deposit rating of P-1 by Moody's and A-1 by Standard & Poor's unless otherwise specified in the related Prospectus Supplement and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

     Unless otherwise specified in the related Prospectus Supplement, notwithstanding anything in the related Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

          (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the related Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

          (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

          (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be invested or held for investment in Principal Receivables, provided that if after giving effect to the inclusion in the related Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

          (d) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to the Minimum Transferor Interest, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust; and

          (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

     In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

     Any amounts collected in respect of Principal Receivables and not paid to the Transferor because the Transferor Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the related Trust in the manner and order of priority specified in the related Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Series offered hereby may be included in a Group. The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. See "--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED PRINCIPAL COLLECTIONS

     If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables, comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Holders of Senior Certificates to make up any Investor Default Amount allocable to such Holders of Senior Certificates.

     With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

     If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the related Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in such Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event that the exclusion of such Receivables from the calculation of the Transferor Interest at such time would cause the Transferor Interest to be less than the Minimum Transferor Interest, the Transferor will be required to pay an amount equal to such deficiency to the Principal Account.

DEFEASANCE

     If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the related Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of such Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the related Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any

(or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the related Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

     The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the related Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

     Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, each Trust will terminate on the earliest of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) August 31, 2016, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of each Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

PAY OUT EVENTS

     Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by a Trust upon the occurrence of either of the following events:

          (a) certain events of insolvency or receivership relating to the Transferor;

          (b) the Transferor is unable for any reason to transfer Receivables to such Trust in accordance with the provisions of the related Agreement; or

          (c) such Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each such Series (or if any Series has more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the related Prospectus Supplement.

     If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for each Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by such Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the

Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the related Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the related Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the related Agreement. CMB has delegated some of its servicing duties to FDR and substantially all of its other servicing duties to the Bank; however, such delegation does not relieve it of its obligation to perform such duties in accordance with the related Agreement.

     Each Agreement will provide that the Servicer will indemnify the related Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify
(a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

     In addition, each Agreement will provide that, subject to certain exceptions, the Transferor will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the New York Revised Limited Partnership Act in which the Transferor is a general partner.

     Each Agreement will provide that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the related Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

     Each Agreement will provide that, in addition to Exchanges, if applicable, the Bank may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a Tax Opinion.

     Any person into which, in accordance with each Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the related Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the related Agreement and in the Transferor Interest will not be affected by such termination. The related Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

     Unless otherwise specified in the related Prospectus Supplement, "Servicer Default" under any Agreement refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the related Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer, or

          (e) such other event specified in the related Prospectus Supplement.

     Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Transferor and the holders of

Certificates of each Series issued and outstanding under the related Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either Trustee or the majority of the Certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed,
(b) the amount of distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are at least a specified number of days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the end of the related Record Date (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

     On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on or before March 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish (i) a report to the effect that such accounting firm has examined management's assertion that, as of the date of such report, the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control described in the report entitled "Internal Control--Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and that in their opinion, management's assertion is fairly stated, in all material respects and (ii) a report, prepared using generally accepted attestation standards to the effect that such accountants have compared the amounts set forth in at least two of the monthly certificates forwarded by the Servicer during the period covered by such report (which shall be the twelve-month period ending on December 31 of the preceding calendar year) with the Servicer's computer reports which were the source of such amounts and found them to be in agreement or shall disclose any exceptions noted and that such firm has recalculated the mathematical accuracy of amounts derived in the monthly certificates.

     Each Agreement will provide for delivery to the Trustee on or before August 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

     Unless otherwise specified in the related Prospectus Supplement, each Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the related Trustee, without the consent of Certificateholders of any Series then outstanding, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of such Agreement or Series Supplement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders of any Series then outstanding.

     Each Agreement and any related Series Supplement may be amended by the Transferor, the Servicer and the related Trustee without the consent of any of the Certificateholders of any Series then outstanding for the purpose of adding, changing or eliminating any provision thereof or any right of the holders of Certificates thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interests of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for federal income tax purposes or otherwise have a material adverse effect on the federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency ten business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the rating of the Certificates of any Series will not be reduced or withdrawn as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on Certificates of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder of any Series, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Interest for Certificates of any Series is determined, (iv) change the manner in which the Transferor Interest of any Series is determined or (v) reduce the percentage required in the following paragraphs to consent to such amendment.

     Each Agreement may also be amended by the Transferor, the Servicer and the related Trustee with the consent of the holders of the Certificates evidencing undivided interests aggregating more than 50% of the Investor Interest of each Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of holders of Certificates. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such Series without the consent of all the related Certificateholders, (b) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of each holder of Certificates of all Series affected thereby.

LIST OF CERTIFICATEHOLDERS

     With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

     The Prospectus Supplement for each Series will specify the Trustee under the related Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                               CREDIT ENHANCEMENT

GENERAL

     For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,
(iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to Holders of Senior Certificates. If collections of Receivables otherwise distributable to Holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

     If so specified in the related Prospective Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes or Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor will represent and warrant in each Agreement that the transfer of Receivables by it to the related Trust is either a valid transfer and assignment to such Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor will also represent and warrant in each Agreement that, in the event the transfer of Receivables by the Transferor to the related Trust is deemed to create a security interest under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of such Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

     The Transferor will represent as to Receivables to be conveyed, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the related Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the related Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over such Trust's interest. Under each Agreement, however, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. If the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable. While CMB is the Servicer, collections will be commingled with CMB's general funds and used for CMB's benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of CMB, the Trust may not have a perfected security interest in such collections. If the short-term deposit rating of CMB is reduced below A-1 or P-1 by the applicable Rating Agency, CMB will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Bank is chartered as a national banking corporation and is subject to regulation and supervision by the Comptroller. If the Bank becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

     FIRREA sets forth certain powers that the FDIC may exercise as receiver for the Bank. To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Agreement is continuously a record of the Bank, and (v) the Agreement represent a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

     Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to each Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the related Trust. Pursuant to each Agreement, newly created Principal Receivables will not be transferred to the related Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Bank. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. However, if no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the related Agreement. See "Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by CMB or Chase USA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. A Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to such Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant in each Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer will also agree in each Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

     Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any related Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

PROPOSED POLICY CHANGE

     The Federal Financial Institutions Examination Counsel on June 30, 1998 proposed a revised policy statement on the classification of retail credit. If adopted, the revised policy statement could establish, effective January 1, 2001, a uniform charge-off period of 150 days past due from the contractual due date for open-end and closed-end credit, including credit card receivables. The revised policy statement could also, effective January 1, 1999, provide guidance for loans affected by bankruptcy, fraudulent activity and death; establish standards for re-aging, extending, deferring or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent. If a charge-off period of 150 days past due from the contractual due date were adopted the result would be an acceleration by the Bank of charge-offs of delinquent accounts by one billing cycle.

                                  TAX MATTERS

GENERAL

     The following is a general discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a Certificate. Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who acquire Certificates at their original issue price pursuant to the original issuance of such Certificates and who hold such Certificates as capital assets. This discussion is based on present provisions of the Internal Revenue Code of 1986 as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authorities, all of which are subject to change, which change may be retroactive. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

     For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. For purposes of this discussion, the term "non-U.S. Certificate Owner" means any Certificate Owner other than a U.S. Certificate Owner.

TREATMENT OF THE CERTIFICATES AS DEBT

     The Transferor will express in each Agreement its intent that the Certificates will be debt for all U.S. and foreign income and franchise tax purposes, and the Transferor, by entering into an Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for such purposes. However, each Agreement generally refers to the transfer of Receivables as a "transfer, assignment and conveyance," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat each Agreement, for certain non-tax accounting purposes, as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by such transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the transferred property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Simpson Thacher & Bartlett ("Tax Counsel"), will deliver an opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will properly be characterized as indebtedness for U.S. federal income tax purposes. In addition, Tax Counsel will deliver an opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for such purposes. Except where indicated to the contrary, the following discussion assumes that the Certificates will be considered debt for U.S. federal income tax purposes.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     Unless otherwise specified in the related Prospectus Supplement, the Transferor intends to take the position that stated interest on a Certificates is "unconditionally payable," and therefore a U.S. Certificate Owner generally will include the stated interest on a Certificate in gross income at the time such interest income is received or accrued in accordance with such U.S. Certificate Owner's regular method of tax accounting.

     Under the applicable Treasury regulations, the stated interest on the Certificates will be considered "unconditionally payable" only if the terms and conditions of the Certificates make the likelihood of late payment or non-payment of such stated interest a "remote contingency." Since each Trust and Trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the Certificates (provided such Trust has sufficient cash on hand to allow the Trustee to make such interest payments) the Transferor intends to take the position that late payment or non-payment of stated interest on the Certificates is a remote contingency.

     If, however, the stated interest on the Certificates is not considered "unconditionally payable", the stated interest on the Certificates will be considered original issue discount ("OID") within the meaning of section 1273(a) of the Code and a U.S. Certificate Owner will be required to include such stated interest in income (as OID) on a daily economic accrual basis regardless of the U.S. Certificate Owner's regular method of tax accounting and in advance of receipt of the cash related to such income. In addition, if the stated interest on the Certificates is not paid in full on a Distribution Date, the Certificates may at such time, and at all times thereafter, be considered to be issued with OID and all Certificate Owners would be required to include such stated interest in income as OID on an economic accrual basis.

SALE, EXCHANGE OR RETIREMENT OF CERTIFICATES

     Upon a sale, exchange, retirement or other disposition of a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any accrued but unpaid interest which the U.S. Certificate Owner has not included in gross income previously) and the U.S. Certificate Owner's adjusted basis in the Certificate. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS

     Although, as described above, it is the opinion of Tax Counsel that the Certificates will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates or any Collateral Interest were not debt obligations for U.S. federal income tax purposes, all or a portion of a Trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because in the opinion of Tax Counsel the Certificates will be characterized as debt for U.S. federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt, no attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of a Trust were treated as a partnership or a corporation.

     If a Trust were treated in whole or in part as a partnership (other than a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, such partnership would not be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing the taxable income of the Transferor (or the holder of the Transferor Certificate) and any Certificate Owners treated as partners in such partnership in accordance with their respective partnership interests therein. The amount and timing of income reportable by any Certificate Owners treated as partners in such partnership would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's (and, under certain circumstances, a trust's) share of expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent that they exceed two percent of the individual's adjusted gross income, and would be subject to reduction if the individual's adjusted gross income exceeded certain limits. As a result, the individual may be taxed on a greater amount of income than the stated rate on the Certificates. In addition, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to such Certificate Owner under the Code.

     Alternatively, if a Trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, such Trust would be subject to U.S. federal income tax at corporate tax rates on the taxable income generated by its ownership of the Receivables. Such entity-level tax could result in reduced distributions to Certificate Owners. In addition, the distributions from such Trust would not be deductible in computing the taxable income of such deemed corporation, except to the extent that any Certificates were treated as debt of such corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. Moreover, distributions to Certificate Owners not treated as holding debt would be treated as "dividends" for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

NON-U.S. CERTIFICATE OWNERS

     Assuming the Certificates are considered to be debt for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Transferor or any other person that is required to withhold U.S. taxes (each a "Withholding Agent") of principal or interest on a Certificate owned by a non-U.S. Certificate Owner, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Transferor through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Certificate is described in section 881(e)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(e) of the Code and the regulations thereunder;

          (b) no withholding of U.S. federal income tax will be required with respect to any gain realized by a non-U.S. Certificate Owner upon the sale, exchange, retirement or other disposition of a Certificate; and

          (c) a Certificate beneficially owned by an individual who at the time of death is a non-U.S. Certificate Owner will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Certificate would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Certificate, or a financial institution holding the Certificate on behalf of such owner, must provide, in accordance with specified procedures, the Transferor and/or any Withholding Agent with a statement to the effect that the beneficial owner is not a U.S. Certificate Owner. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. Certificate Owner (which certification may be made on an IRS Form W-8 or successor form), or
(2) a financial institution holding the Certificate on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Transferor or any Withholding Agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     If a non-U.S. Certificate Owner cannot satisfy the requirements of the "portfolio interest" exception of paragraph (a) above, payments of interest made to such non-U.S. Certificate Owner will be subject to a 30% withholding tax unless the beneficial owner of the Certificate provides the Transferor or any Withholding Agent with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Certificate is not subject to such withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, non-U.S. Certificate Owners will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale, exchange, retirement or other disposition of a Certificate by a non-U.S. Certificate Owner generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business of the non-U.S. Certificate Owner in the United States, or
(ii) in the case of a non-U.S. Certificate Owner who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

     If the Certificates were treated as an interest in a partnership (other than a publicly traded partnership taxable as a corporation), the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax (including, in the case of a non-U.S. Certificate Owner that is a corporation, the branch profits tax) on its allocable share of the net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding would be at the highest applicable rate in effect with respect to the non-U.S. Certificate Owner. Alternatively, if some or all of the Certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding tax at the rate of 30 percent, unless that rate were reduced under an applicable tax treaty. See "--Possible Alternative Characterizations" above.

     Special rules may apply to certain Non-U.S. Persons, such as "controlled foreign corporations", "passive foreign investment companies" and "foreign personal holding companies" that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal and interest paid on Certificates and to the proceeds of sale of a Certificate made to U.S. Certificate Owners other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Certificate Owner fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Transferor or any Withholding Agent to a non-U.S. Certificate Owner if a statement described in (a)(iv) above under "--Non-U.S. Certificate Owners" has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. Certificate Owner.

     In addition, backup withholding and information reporting will not apply if payments of principal and interest on a Certificate are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Certificate, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Certificate to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 1999, a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Payments of principal and interest on a Certificate paid to the beneficial owner of a Certificate by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Certificate, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above under "--Non-U.S Certificate Owners" and the payor does not have actual knowledge that the beneficial owner is a U.S. Certificate Owner or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

FASIT CONSIDERATIONS

     The Agreement may be amended to provide that an election may be made to treat the Trust as a "financial asset securitization investment trust" (a "FASIT"). Prior to any such amendment, the Transferor will be required to deliver to the Trustee an opinion of counsel to the effect that, for U.S. federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and
(iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificate Owner or the Trust.

STATE AND LOCAL TAXATION

     The discussion above does not address the tax consequences of the purchase, ownership or disposition of a Certificate under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

     ERISA and the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Certificates, a Plan fiduciary should determine whether such an investment (i) is permitted under the governing Plan instruments; (ii) is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and (iii) is prudent considering the factors discussed in this Prospectus.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     For example, regardless of whether the Trust was deemed to hold "plan assets" of Plans that are Certificate Owners (as discussed below), the purchase of Certificates by a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under the Code or ERISA unless an exemption is applicable. Accordingly, fiduciaries of a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" or "disqualified person" should consult their own counsel concerning the propriety of the investment prior to making the purchase.

     Certain transactions involved in the operation of the Trust might also be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "Regulation") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the Trust were deemed to be assets of an investing Plan, any person who is a "fiduciary," as described in the preceding paragraph, with respect to Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and the Code. If investments by Plans are made in the Trust, the Trust could be deemed to hold plan assets unless one of the exceptions contained in the Regulation is applicable to the Trust.

     The Regulation contains an exception which provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets solely by reason of such acquisition. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although it is anticipated that the conditions of this exception may be met with respect to certain Classes of Certificates, no assurance can be given, and no monitoring or other measures will be taken to ensure that the exception will be met with respect to any such Class.

     The Regulation also states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" (e.g. employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Transferor, the Trustee or its affiliates) is held by benefit plan investors. No assurance can be given as to whether the value of any class of equity interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

     If the Trust were deemed to hold "plan assets" of Plans that are Certificate Owners, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable.

     In light of the foregoing, fiduciaries of a Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

     In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" of plans that were issued policies supported by such general account under certain circumstances; however, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.
Section 401(c) provides that assets underlying general account policies issued before December 31, 1998 will not be considered "plan assets" to the extent criteria set forth in DOL regulations are satisfied. Section 401(c) also requires the DOL to issue regulations establishing such criteria. On December 22, 1997, the DOL published proposed regulations (the "General Account Regulations") for this purpose. The General Account Regulations provide that when a plan acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the plan's assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the General Account Regulations are satisfied. The General Account Regulations also require an independent fiduciary who has the authority to manage the plan's assets to expressly authorize the acquisition of such a transition policy. If adopted as proposed, the General Account Regulations would not apply to any general account policies issued after December 31, 1998. Accordingly, investors should analyze whether John Hancock, Section 401(c) and the General Account Regulations may have an impact with respect to their purchase of the Certificates of any Series.

                              PLAN OF DISTRIBUTION

     The Transferor may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

     Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of the Board of Directors of The Chase Manhattan Bank and The Chase Manhattan Corporation and owns 7,800 shares of the Corporation's common stock, with the associated rights attached thereto, 11,037.81 units of the Corporation's common stock equivalents which entitle the holder upon termination of service as a member of the Corporation's Board of Directors to receive a cash payment for each unit equal to the fair market value at that time of a share of the Corporation's common stock and 897.94 units of the Corporation's common stock equivalents which entitle the holder upon termination of service as a member of the Corporation's Board of Directors to receive an equal number of shares of the Corporation's common stock.

                         INDEX OF TERMS FOR PROSPECTUS

                                                                                                              PAGE
                                                                                                            ------
Account Transfer Date....................................................................................       27
Accounts.................................................................................................     1, 4
Accumulation Period......................................................................................       12
Addition Date............................................................................................       44
Additional Accounts......................................................................................        5
Additional Interest......................................................................................       15
Agreement................................................................................................        4
Amortization Period......................................................................................        6
Assignment...............................................................................................       44
Bank.....................................................................................................        1
Bank Portfolio...........................................................................................    4, 27
Base Rate................................................................................................       24
BIF......................................................................................................       48
Cash Collateral Account..................................................................................       58
Cash Collateral Guaranty.................................................................................       58
Cede.....................................................................................................        2
Cedel....................................................................................................       37
Cedel Participants.......................................................................................       37
Certificate Owners.......................................................................................        2
Certificate Rate.........................................................................................        5
Certificateholders.......................................................................................        2
Certificates.............................................................................................     1, 4
Chase Manhattan Series...................................................................................       27
Chase Manhattan Trust....................................................................................       27
Chase Portfolio..........................................................................................       27
Chase USA................................................................................................        1
Chemical Bank Portfolio..................................................................................       27
Class....................................................................................................     1, 4
Closing Date.............................................................................................       11
CMB......................................................................................................     1, 9
Code.....................................................................................................   19, 63
Collateral Interest......................................................................................       58
Collection Account.......................................................................................       10
Commission...............................................................................................        2
Companion Series.........................................................................................       17
Comptroller..............................................................................................       21
Controlled Accumulation Amount...........................................................................       13
Controlled Amortization Amount...........................................................................       12
Controlled Amortization Period...........................................................................       11
Controlled Deposit Amount................................................................................       13
Controlled Distribution Amount...........................................................................       12
Cooperative..............................................................................................       37
Corporation..............................................................................................   10, 34
COSO.....................................................................................................       55
Credit Enhancement.......................................................................................        5
Credit Enhancement Percentage............................................................................       47
Credit Enhancement Provider..............................................................................       54
Cut-Off Date.............................................................................................        7
Defaulted Accounts.......................................................................................        6

                                                                                                              PAGE
                                                                                                            ------
Definitive Certificates..................................................................................        9
Depositaries.............................................................................................       35
Depository...............................................................................................       35
Determination Date.......................................................................................       50
Disclosure Document......................................................................................        8
Discount Option Receivables..............................................................................       45
Discount Percentage......................................................................................       45
Distribution Accounts....................................................................................       46
Distribution Date........................................................................................       10
DOL......................................................................................................       68
DTC......................................................................................................        2
DTC Participants.........................................................................................       35
Eligible Account.........................................................................................       42
Eligible Deposit Account.................................................................................       46
Eligible Institution.....................................................................................       46
Eligible Receivable......................................................................................       43
Enhancement..............................................................................................        4
Enhancement Invested Amount..............................................................................       58
ERISA....................................................................................................       19
Euroclear................................................................................................       37
Euroclear Operator.......................................................................................       37
Euroclear Participants...................................................................................       37
Excess Finance Charge Collections........................................................................       15
Exchange.................................................................................................        8
Exchange Act.............................................................................................        2
FASIT....................................................................................................       67
FDIA.....................................................................................................       21
FDIC.....................................................................................................        7
FDR......................................................................................................       27
Final Regulations........................................................................................       65
Finance Charge Account...................................................................................       45
Finance Charge Receivables...............................................................................        7
FIRREA...................................................................................................       21
Full Investor Interest...................................................................................       16
Funding Period...........................................................................................       16
General Account Regulations..............................................................................       69
Group....................................................................................................       15
Holders..................................................................................................       38
Independent Investors....................................................................................       19
Indirect Participants....................................................................................       36
Ineligible Receivable....................................................................................       42
Interchange..............................................................................................    4, 31
Interest Funding Account.................................................................................       39
Interest Period..........................................................................................       10
Investor Charge-Off......................................................................................       15
Investor Default Amount..................................................................................       15
Investor Interest........................................................................................        6
Investor Percentage......................................................................................        6
Investor Servicing Fee...................................................................................       16
IRS......................................................................................................       63
John Hancock.............................................................................................       69

                                                                                                              PAGE
                                                                                                            ------
L/C Bank.................................................................................................       58
MasterCard International.................................................................................       27
Minimum Transferor Interest..............................................................................        7
Monthly Interest.........................................................................................       15
Monthly Period...........................................................................................       10
Moody's..................................................................................................       46
New Chase Portfolio......................................................................................       27
New Chemical Bank Portfolio..............................................................................       27
Non-U.S. Certificate Owner...............................................................................       63
OID......................................................................................................       64
Old Chase Portfolio......................................................................................       27
Old Chemical Bank Portfolio..............................................................................       27
Participation Agreement..................................................................................       43
Participations...........................................................................................    5, 43
Pay Out Event............................................................................................       13
Paying Agent.............................................................................................       46
Permitted Investments....................................................................................       46
Plans....................................................................................................       68
Portfolio Yield..........................................................................................       24
Pre-Funding Account......................................................................................       16
Pre-Funding Amount.......................................................................................       16
Principal Account........................................................................................       45
Principal Amortization Period............................................................................       12
Principal Commencement Date..............................................................................       11
Principal Funding Account................................................................................       12
Principal Receivables....................................................................................        7
Principal Terms..........................................................................................        8
Prospectus Supplement....................................................................................        1
Rapid Accumulation Period................................................................................       13
Rapid Amortization Period................................................................................       14
Rating Agency............................................................................................   19, 26
Receivables..............................................................................................     1, 4
Record Date..............................................................................................       34
Regulation...............................................................................................       68
Removed Accounts.........................................................................................        8
Reserve Account..........................................................................................       59
Revolving Period.........................................................................................       11
RTC......................................................................................................       21
RTC Policy Statement.....................................................................................       21
SAIF.....................................................................................................       48
Scheduled Payment Date...................................................................................       11
Securities Act...........................................................................................     2, 8
Securitized Chase Portfolio..............................................................................       27
Senior Certificates......................................................................................        6
Series...................................................................................................     1, 4
Series Supplement........................................................................................        4
Series Termination Date..................................................................................       51
Service Transfer.........................................................................................       54
Servicer.................................................................................................       10
Servicer Default.........................................................................................       54
Servicing Fee............................................................................................       19

                                                                                                              PAGE
                                                                                                            ------
Shared Principal Collections.............................................................................       15
Spread Account...........................................................................................       59
Standard & Poor's........................................................................................       46
Subordinated Certificates................................................................................        6
Tax Counsel..............................................................................................       63
Tax Opinion..............................................................................................        8
Terms and Conditions.....................................................................................       38
Transfer Date............................................................................................       12
Transferor...............................................................................................        5
Transferor Certificate...................................................................................        8
Transferor Interest......................................................................................        6
Transferor Percentage....................................................................................       34
Trust....................................................................................................     1, 4
Trust Portfolio..........................................................................................       31
Trust Termination Date...................................................................................       51
Trustee..................................................................................................        4
U.S......................................................................................................       18
U.S. Certificate Owner...................................................................................       63
UCC......................................................................................................       59
Unallocated Principal Collections........................................................................       49
VISA.....................................................................................................       27
Withholding Agent........................................................................................       65

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Chase Credit Card Master Trusts Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Custody accounts of investors electing to hold their Global Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedure;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue document) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust the income of which is subject to United States federal income taxation regardless of its source; provided, however, that for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a "U.S. Person" shall include any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              PRINCIPAL OFFICE OF
                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                              802 Delaware Avenue
                           Wilmington, Delaware 19801

                                    TRUSTEE
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                        PAYING AGENT AND TRANSFER AGENT
                            The Chase Manhattan Bank
                              450 West 33rd Street
                            New York, New York 10036

                         LISTING AND INTERMEDIARY AGENT
                      Banque Generale du Luxembourg, S.A.
                             50 Avenue J.F. Kennedy
                               L-2951 Luxembourg

                        LEGAL ADVISOR TO THE TRANSFEROR
                            AS TO UNITED STATES LAW
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            AS TO UNITED STATES LAW
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                           PricewaterhouseCoopers LLP
                          1177 Avenue of the Americas
                            New York, New York 10036

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY AGENT OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

------------------------------------------------------------
TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
Other Information                                        S-2
Summary of Terms                                         S-3
Risk Factors                                            S-18
Chase USA's Credit Card Portfolio                       S-19
The Receivables                                         S-21
Maturity Considerations                                 S-25
Receivable Yield Considerations                         S-27
Use of Proceeds                                         S-27
Description of the Certificates                         S-28
Listing and General Information                         S-48
Underwriting                                            S-49
Index of Terms for Prospectus Supplement                S-51
Annex I: Other Series                                    A-1
PROSPECTUS
Prospectus Supplement                                      2
Reports to Certificateholders                              2
Available Information                                      2
Incorporation of Certain Documents by Reference            2
Prospectus Summary                                         4
Risk Factors                                              21
The Trusts                                                26
Chase USA's Credit Card Activities                        27
The Receivables                                           31
Maturity Assumptions                                      33
Use of Proceeds                                           33
Chase USA                                                 34
Description of the Certificates                           34
Credit Enhancement                                        57
Certain Legal Aspects of the Receivables                  59
Tax Matters                                               63
Employee Benefit Plan Considerations                      68
Plan of Distribution                                      70
Legal Matters                                             70
Index of Terms for Prospectus                             71
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures                               A-1

Prospectus Supplement

CHASE
CREDIT CARD
MASTER TRUST

$704,166,000

$650,000,000
CLASS A FLOATING RATE ASSET BACKED
CERTIFICATES, SERIES 1998-5

$54,166,000
CLASS B FLOATING RATE ASSET BACKED
CERTIFICATES, SERIES 1998-5

CHASE MANHATTAN BANK USA,
NATIONAL ASSOCIATION
Transferor

THE CHASE MANHATTAN BANK
Servicer

Underwriters of the Class A Certificates
CHASE SECURITIES INC.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON
PRUDENTIAL SECURITIES INCORPORATED

Underwriter of the Class B Certificates

CHASE SECURITIES INC.

Dated September 17, 1998